Exhibit 10.1

AIA® Document A141TM – 2014

Standard Form of Agreement Between Owner and Design-Builder

AGREEMENT made as of the « 13th » day of « November » in the year « 2020 »

(In words, indicate day, month and year.)

BETWEEN the Owner: (Name, legal status, address and other information)

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

« T. Marzetti Company »« » « 380 Polaris Parkway, Suite 400 » « Westerville, Ohio 43802 » « »
and the Design-Builder: (Name, legal status, address and other information)
« Gray Construction, Inc.»« » « 10 Quality Street » « Lexington, Kentucky 40507 » « »
for the following Project: (Name, location and detailed description)

« Dressing Plant Expansion

To include construction of an approximate 192,171 square foot addition onto Owner’s existing facility, with additional processing, packaging, warehouse, employee facilities, and utilities, all as further described in the documents attached to this Agreement as Exhibit D, which consist of Design-Builder’s GMP Proposal Amendment dated September 30, 2020 and Design-Builder’s GMP Proposal Scope dated January 24, 2020 (collectively, the “Scope of Work Documents”). »

Project address:

« 1000 Top Quality Drive »

« Horse Cave, Kentucky 42749 »

The Owner and Design-Builder agree as follows.
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AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		1
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TABLE	OF ARTICLES

1	GENERAL PROVISIONS	3

2	COMPENSATION AND PROGRESS PAYMENTS	7

3	GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT	8

4	WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT	11

5	WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT	13

6	CHANGES IN THE WORK	17

7	OWNER’S RESPONSIBILITIES	19

8	TIME	21

9	PAYMENT APPLICATIONS AND PROJECT COMPLETION	23

10	PROTECTION OF PERSONS AND PROPERTY	28

11	UNCOVERING AND CORRECTION OF WORK	30

12	COPYRIGHTS AND LICENSES	31

13	TERMINATION OR SUSPENSION	32

14	CLAIMS AND DISPUTE RESOLUTION	35

15	MISCELLANEOUS PROVISIONS	37

16	SCOPE OF THE AGREEMENT	40

TABLE OF EXHIBITS

A	DESIGN-BUILD AMENDMENT

B	INSURANCE AND BONDS

C	PROPOSAL PROJECT SCHEDULE

D	GMP COST PLUS FEES SCOPE NARRATIVE

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		2
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ARTICLE 1    GENERAL PROVISIONS

§ 1.1 Termination of Prior Agreement and Owner’s Criteria

All compensation to be paid to Design-Builder for Work on the Project is described in this Agreement and the other Design-Build Documents listed herein, including any compensation for Work Design-Builder performed on the Project pursuant to the Prior Agreement or otherwise before the execution of this Agreement. This Agreement is based on the Owner’s Criteria set forth in this Section 1.1.

(Note the disposition for the following items by inserting the requested information or a statement such as “not applicable” or “unknown at time of execution.” If the Owner intends to provide a set of design documents, and the requested information is contained in the design documents, identify the design documents and insert “see Owner’s design documents” where appropriate.)

§ 1.1.1 The Owner’s program for the Project:

(Set forth the program, identify documentation in which the program is set forth, or state the manner in which the program will be developed.)

« N/A »

§ 1.1.2 The Owner’s design requirements for the Project and related documentation:

(Identify below, or in an attached exhibit, the documentation that contains the Owner’s design requirements, including any performance specifications for the Project.)

« The Project’s objective is the expansion consisting of the construction of an approximate 192,171 SF addition onto the Owner’s existing facility located at 1000 Top Quality Drive, Horse Cave, Kentucky 42749. This expansion of the facility will include additional processing, packaging, warehouse, employee facilities, and utilities to double production capabilities of the current operations, all as further described in the Scope of Work Documents in Exhibit D. Owner will provide demand forecasts, product information, and volumes as a design basis. »

§ 1.1.3 The Project’s physical characteristics:

(Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports; site, boundary and topographic surveys; traffic and utility studies; availability of public and private utilities and services; legal description of the site; etc.)

« The site is described in the civil and geotechnical studies conducted by American Engineers, and provided to Gray Construction »

§ 1.1.4 The Owner’s anticipated Sustainable Objective for the Project, if any:

« N/A »

§ 1.1.5 Incentive programs the Owner intends to pursue for the Project, including those related to the Sustainable Objective, and any deadlines for receiving the incentives that are dependent on, or related to, the Design-Builder’s services, are as follows:

(Identify incentive programs the Owner intends to pursue for the Project and deadlines for submitting or applying for the incentive programs.)

« N/A »

§ 1.1.6 The Owner’s budget for the Work to be provided by the Design-Builder is set forth below:

(Provide total for Owner’s budget, and if known, a line item breakdown of costs.)

« $112,694,811 »

§ 1.1.7 The Owner’s design and construction milestone dates:

.1	Design phase milestone dates:

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		3
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« April 30, 2021 »

.2	Submission of Design-Builder Proposal:

« September 30, 2020»

.3	Phased completion dates:

« Refer to Exhibit C – T. Marzetti Company Dressing Plant Expansion Updated GMP Schedule »

.4	Substantial Completion date:

« July 14, 2022 »

.5	Other milestone dates:

« Refer to Exhibit C – T. Marzetti Company Dressing Plant Expansion Updated GMP Schedule »

§ 1.1.8 The Owner requires the Design-Builder to retain the following Architect, Consultants and Contractors at the Design-Builder’s cost:

(List name, legal status, address and other information.)

.1 Architect

«   »

.2 Consultants

«   »

.3 Contractors

«   »

§ 1.1.9 Additional Owner’s Criteria upon which the Agreement is based:

(Identify special characteristics or needs of the Project not identified elsewhere, such as historic preservation requirements.)

« »

§ 1.1.10 The Design-Builder shall confirm that the information included in the Owner’s Criteria complies with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities.

§ 1.1.10.1 If the Owner’s Criteria conflicts with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner of the conflict.

§ 1.1.11 If there is a change in the Owner’s Criteria, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 1.1.12 If the Owner and Design-Builder intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions. Unless otherwise agreed, the parties will use AIA Document E203™–2013 to establish the protocols for the development, use, transmission, and exchange of digital data and building information modeling.

§ 1.2 Project Team

§ 1.2.1 The Owner identifies the following representative in accordance with Section 7.1.1:

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		4
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(List name, address and other information.)

« Mike Ward, Director of Engineering » « Mark Bailey, Project Engineer » « Lisa Rathburn, VP Engineering & Continuous Improvement » « Steve Blackburn, Director of Operations » « » « »

§ 1.2.2 The persons or entities, in addition to the Owner’s representative, who are required to review the Design-Builder’s Submittals are as follows:

(List name, address and other information.)

« None identified at the time of execution of this Agreement, but Owner reserves the right to identify other persons or entities who are required to review the Design-Builder’s submittals »

§ 1.2.3 The Owner will retain the following consultants and separate contractors:

(List discipline, scope of work, and, if known, identify by name and address.)

« None identified at time of execution of this Agreement, but Owner reserves the right to retain separate consultants and contractors »

§ 1.2.4 The Design-Builder identifies the following representative in accordance with Section 3.1.2:

(List name, address and other information.)

« » « » « » « » « » « »

§ 1.2.5 Neither the Owner’s nor the Design-Builder’s representative shall be changed without ten days’ written notice to the other party.

§ 1.3 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Section 14.3, the method of binding dispute resolution shall be the following:

(Check the appropriate box. If the Owner and Design-Builder do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[ «  » ]    Arbitration pursuant to Section 14.4

[ « X » ]    Litigation in a court of competent jurisdiction

[ «  » ]    Other: (Specify)

«  »

§ 1.4 Definitions

§ 1.4.1 Design-Build Documents. The Design-Build Documents consist of this Agreement between Owner and Design-Builder and its attached Exhibits (hereinafter, the “Agreement”); other documents listed in Article 16 of this Agreement; and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both the Owner and the Design-Builder, including the Design-Build Amendment, (2) a

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		5
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Change Order, or (3) a Change Directive. If anything in the other Contract Documents, except a Modification, is inconsistent with this Agreement, this Agreement will govern.

§ 1.4.2 The Contract. The Design-Build Documents form the Contract. The Contract represents the entire and integrated agreement between the Owner and the Design-Builder and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Design-Build Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Design-Builder.

§ 1.4.3 The Work. The term “Work” means (1) the design of the Project and (2) construction and related services required to fulfill the Design-Builder’s obligations under the Design-Build Documents, whether completed or partially completed, and includes all labor, materials, equipment and services provided or to be provided by the Design-Builder. The Work may constitute the whole or a part of the Project. The Work includes design and construction responsibility for all mechanical, electrical, fire protection, and civil and structural systems. The Work shall be performed so that the Project shall comply with all applicable Commonwealth of Kentucky and local building codes, Occupational Safety and Health Administration and Americans with Disabilities Act requirements, and all other applicable laws.

§ 1.4.4 The Project. The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and may include design and construction by the Owner and by separate contractors.

§ 1.4.5 Instruments of Service. Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Design-Builder, Contractor(s), Architect, and Consultant(s) under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, digital models and other similar materials.

§ 1.4.6 Submittal. A Submittal is any item provided to the Owner for review and approval demonstrating how the Design-Builder proposes to conform to the Design-Build Documents for those portions of the Work for which the Design-Build Documents require Submittals. Submittals include, but are not limited to, shop drawings, product data, and samples. Submittals are not Design-Build Documents unless incorporated into a Modification.

§ 1.4.7 Owner. The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative; provided, however, that the Owner’s authorized representative shall not be personally liable for any of the Owner’s duties or obligations under the Contract.

§ 1.4.8 Design-Builder. The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Design-Builder” means the Design-Builder or the Design-Builder’s authorized representative; provided, however, that the Design-Builder’s authorized representative shall not be personally liable for any of the Design-Builder’s duties or obligations under the Contract.

§ 1.4.9 Consultant. A Consultant is a person or entity providing professional services for the Design-Builder for all or a portion of the Work. To the extent required by the relevant jurisdiction, a Consultant shall be lawfully licensed to provide the required professional services.

§ 1.4.10 Architect. The Architect is a person or entity providing design services for the Design-Builder for all or a portion of the Work, and is lawfully licensed to practice architecture in the applicable jurisdiction. The Architect shall be the Architect of record for the Project. The Architect is referred to throughout the Design-Build Documents as if singular in number.

§ 1.4.11 Contractor. A Contractor is a person or entity performing all or a portion of the construction, required in connection with the Work, for the Design-Builder. A Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. A Contractor means a Contractor or an authorized representative of that Contractor.

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		6
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§ 1.4.12 Confidential Information. Confidential Information is information containing confidential or business proprietary information that is clearly marked as “confidential” or a similar term.

§ 1.4.13 Contract Time. Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, as set forth in the Design-Build Amendment or a Modification for Substantial Completion of the Work.

§ 1.4.14 Day. The term “day” as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

§ 1.4.15 Contract Sum. The Contract Sum is the amount to be paid to the Design-Builder for performance of the Work after execution of the Design-Build Amendment, as identified in Article A.1 of the Design-Build Amendment.

§1.5 Confidentiality

The Design-Builder, the Architect, the Consultants , the Contractors, the material and equipment suppliers and all persons and entities performing Work for the Project shall not disclose any information in connection with the Work or the Project, except as necessary for performance of the Work under this Agreement without the written consent of the Owner or in response to an order from a court of competent jurisdiction, or to the extent required by applicable law, Securities & Exchange Commission rules and regulations, or applicable stock exchange rules. Upon request by the Owner, the Design-Builder shall surrender all originals and copies of any documents or other information, to the extent not previously destroyed or disposed of, provided by the Owner. The Design-Builder shall cause similar requirements to be included in all contracts, subcontracts and purchase orders and agreements related to the Project. The provisions of this Section 1.5 shall survive termination of this Agreement and completion of the Work.

ARTICLE 2    COMPENSATION AND PROGRESS PAYMENTS

§ 2.1 Compensation for Work Performed Prior To Execution of Design-Build Amendment

§ 2.1.1 Unless otherwise agreed, payments for Work performed prior to Execution of the Design-Build Amendment shall be made monthly. For the Design-Builder’s performance of Work prior to the execution of the Design-Build Amendment, the Owner shall compensate the Design-Builder as follows:

(Insert amount of, or basis for, compensation, including compensation for any Sustainability Services, or indicate the exhibit in which the information is provided. If there will be a limit on the total amount of compensation for Work performed prior to the execution of the Design-Build Amendment, state the amount of the limit.)

« N/A»

§ 2.1.2 The hourly billing rates for services of the Design-Builder and the Design-Builder’s Architect, Consultants and Contractors, if any, are set forth below.

(If applicable, attach an exhibit of hourly billing rates or insert them below.)

« N/A »

Individual or Position	Rate
« N/A »

§ 2.1.3 [Intentionally blank]

§ 2.1.3.1 [Intentionally blank]

§ 2.1.3.2 [Intentionally blank]

§ 2.1.4 [Intentionally blank]

§ 2.1.4.1 [Intentionally blank]

§ 2.1.4.2 [Intentionally blank]

§ 2.2 Contract Sum and Payment for Work Performed After Execution of Design-Build Amendment

For the Design-Builder’s performance of the Work, the Owner shall pay to the Design-Builder the Contract Sum in current funds as agreed in the Design-Build Amendment.

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		7
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ARTICLE 3     GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

§ 3.1 General

§ 3.1.1 The Design-Builder shall comply with any applicable licensing requirements in the jurisdiction where the Project is located. The Design-Builder shall be an independent contractor and not an agent or employee of the Owner, nor shall the Owner and the Design-Builder be, or be construed to be, partners, joint venturers or otherwise engaged in a joint enterprise or undertaking.

§ 3.1.2 The Design-Builder shall designate in writing a representative who is authorized to act on the Design-Builder’s behalf with respect to the Project.

§ 3.1.3 The Design-Builder shall perform the Work in accordance with the Design-Build Documents. The Design-Builder shall not be relieved of the obligation to perform the Work in accordance with the Design-Build Documents by the activities, tests, inspections or approvals of the Owner.

§ 3.1.3.1 The Design-Builder shall perform the Work in compliance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder performs Work contrary to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, the Design-Builder shall be responsible for such Work and shall bear the costs attributable to correction.

§ 3.1.3.2 Neither the Design-Builder nor any Contractor, Consultant, or Architect shall be obligated to perform any act which they reasonably believe will violate any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder reasonably determines that implementation of any instruction received from the Owner, including those in the Owner’s Criteria, would cause a violation of any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner in writing. Upon verification by the Owner that a change to the Owner’s Criteria is required to remedy the violation, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 3.1.4 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder’s employees, Architect, Consultants, Contractors, and their agents and employees, and other persons or entities performing portions of the Work under contract with or at the direction of the Design-Builder. Contracts, subcontracts, agreements and purchase orders related to the Project shall conform to the applicable provisions of this Agreement and shall not be enforceable against the Owner.

§ 3.1.5 General Consultation. The Design-Builder shall schedule and conduct periodic meetings with the Owner to review matters such as procedures, progress, coordination, and scheduling of the Work.

§ 3.1.6 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through qualified, licensed professionals. The Owner understands and agrees that the services of the Design-Builder’s Architect and the Design-Builder’s other Consultants are performed in the sole interest of, and for the exclusive benefit of, the Design-Builder, so that the Owner’s only recourse for design and professional services provided under this Agreement is against the Design-Builder, unless the Design-Builder assigns its rights against any of the Architect or other Consultants to the Owner in accordance with Section 3.1.15 or otherwise in writing or the Design-Builder ceases to exist or is render insolvent.

§ 3.1.7 The Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.1.8 Progress Reports

§ 3.1.8.1 The Design-Builder shall keep the Owner informed of the progress and quality of the Work. On a monthly basis, or otherwise as agreed to by the Owner and Design-Builder, the Design-Builder shall submit written progress reports to the Owner, showing estimated percentages of completion and other information identified below:

.1    Work completed for the period;

.2    Project schedule status;

.3    Submittal schedule and status report, including a summary of outstanding Submittals;

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		8
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.4     Responses to requests for information to be provided by the Owner;

.5     Approved Change Orders and Change Directives;

.6     Pending Change Order and Change Directive status reports;

.7     Tests and inspection reports;

.8     Status report of Work rejected by the Owner;

.9     Status of Claims previously submitted in accordance with Article 14;

.10   Cumulative total of the Cost of the Work to date including the Design-Builder’s compensation and Reimbursable Expenses, if any;

.11   Current Project cash-flow and forecast reports; and

.12   Additional information as agreed to by the Owner and Design-Builder.

§ 3.1.8.2 In addition, where the Contract Sum is the Cost of the Work with or without a Guaranteed Maximum Price, the Design-Builder shall include the following additional information in its progress reports:

.1     Design-Builder’s work force report;

.2     Equipment utilization report; and

.3     Cost summary, comparing actual costs to updated cost estimates.

§ 3.1.9 Design-Builder’s Schedules

§ 3.1.9.1 The Design-Builder, promptly after execution of this Agreement, shall prepare and submit for the Owner’s information a schedule for the Work. The schedule, including the time required for design and construction, shall not exceed time limits current under the Design-Build Documents, shall be revised monthly and at other appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work, and shall include allowances for periods of time required for the Owner’s review and for approval of submissions by authorities having jurisdiction over the Project.

§ 3.1.9.2 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ 3.1.10 Certifications. Upon the Owner’s written request, the Design-Builder shall obtain from the Architect, Consultants, and Contractors, and furnish to the Owner, certifications with respect to the documents and services provided by the Architect, Consultants, and Contractors (a) that the documents or services to which the certifications relate (i) are consistent with the Design-Build Documents, except to the extent specifically identified in the certificate, and (ii) comply with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in the certifications. The Design-Builder’s Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 3.1.11 Design-Builder’s Submittals

§ 3.1.11.1 Prior to submission of any Submittals, the Design-Builder shall prepare a Submittal schedule, and shall submit the schedule for the Owner’s approval. The Owner’s approval shall not unreasonably be delayed or withheld. The Submittal schedule shall (1) be coordinated with the Design-Builder’s schedule provided in Section 3.1.9.1, (2) allow the Owner reasonable time to review Submittals, and (3) be periodically updated to reflect the progress of the Work. If the Design-Builder fails to submit a Submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of Submittals.

§ 3.1.11.2 By providing Submittals the Design-Builder represents to the Owner that Design-Builder has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such Submittals with the requirements of the Work and of the Design-Build Documents.

§ 3.1.11.3 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require Submittals until the Owner has approved the respective Submittal.

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		9
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§ 3.1.11.4 The Work shall be in accordance with approved Submittals except that the Design-Builder shall not be relieved of its responsibility to perform the Work consistent with the requirements of the Design-Build Documents. The Work may deviate from the Design-Build Documents only if the Design-Builder has notified the Owner in writing of a deviation from the Design-Build Documents at the time of the Submittal and a Modification is executed authorizing the identified deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in Submittals by the Owner’s approval of the Submittals.

§ 3.1.11.5 All professional design services or certifications to be provided by the Design-Builder, including all drawings, calculations, specifications, certifications, shop drawings and other Submittals, shall contain the signature and seal of the licensed design professional preparing them. Submittals related to the Work designed or certified by the licensed design professionals, if prepared by others, shall bear the licensed design professional’s written approval. The Owner and its consultants shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ 3.1.12 Warranty. The Design-Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Design-Build Documents require or permit otherwise. The Design-Builder further warrants that the labor, materials and equipment will conform to the requirements of the Design-Build Documents and will be free from defects, except for those inherent in the quality of the Work or otherwise expressly permitted by the Design-Build Documents. Labor, materials, or equipment not conforming to these requirements may be considered defective as reasonably determined by the Owner. The Design-Builder’s warranty excludes remedy for damage or defect caused by abuse by persons or entities other than the Design Builder or its Architect, Consultants, or Contractors, or anyone directly or indirectly employed by any of them for whose acts they may be liable, alterations to the Work not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment furnished under the Contract. This remedy is in addition to, and not in limitation of, any other remedies the Owner may have under the Contract Documents, at law, or in equity. For clarity, the warranties set forth in this provision do not apply to design services, as design services must comply with the applicable standard of care and this Contract.

§ 3.1.13 Royalties, Patents and Copyrights

§ 3.1.13.1 The Design-Builder shall pay all royalties and license fees relating to the Work.

§ 3.1.13.2 The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights relating to the Work and shall hold the Owner and its separate contractors and consultants harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Owner in writing, or where the copyright violations are required in the Owner’s Criteria. However, if the Design-Builder has reason to believe that the design, process or product required in the Owner’s Criteria is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner. If the Owner receives notice from a patent or copyright owner of an alleged violation of a patent or copyright, attributable to the Design-Builder, the Owner shall give prompt written notice to the Design-Builder.

§ 3.1.14 Indemnification

§ 3.1.14.1 To the fullest extent permitted by law, the Design-Builder shall indemnify and hold harmless the Owner, Lancaster Colony Corporation, their subsidiary companies, and the agents and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to Owner or a person or entity described in this Section 3.1.14.

§ 3.1.14.2 The indemnification obligation under this Section 3.1.14 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them, under workers’ compensation acts, disability benefit acts or other employee benefit acts. To the extent of any claim against the Owner or another entity or person Design-Builder is

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obligated to indemnify under Section 3.1.14.1 above, the Design-Builder hereby expressly and specifically waives any constitutional and statutory immunity from suit and causes of action brought by employees against employers as well as any other similar immunity provided for or by any statute, law or constitution of any other applicable state. The indemnification obligations of Section 3.1.14 shall survive the termination of the Contract and the completion of the Work.

§ 3.1.15 Contingent Assignment of Agreements

§ 3.1.15.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner, provided that

.1     assignment is effective only after termination of the Contract by the Owner for cause, pursuant to Sections 13.1.4 or 13.2.2, and only for those agreements that the Owner accepts by written notification to the Design-Builder and the Architect, Consultants, and Contractors whose agreements are accepted for assignment; and

.2     assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of an agreement, the Owner assumes the Design-Builder’s rights and obligations under the agreement commencing on the date of acceptance by the Owner.

§ 3.1.15.2 [Intentionally blank]

§ 3.1.15.3 Upon such assignment to the Owner under this Section 3.1.15, the Owner may further assign the agreement to a successor design-builder or other entity.

§ 3.1.16 Design-Builder’s Insurance and Bonds. The Design-Builder shall purchase and maintain insurance and provide bonds as set forth in Exhibit B.

§ 3.1.17 Builder’s Risk Insurance. The Design-Builder shall purchase Builder’s Risk Insurance as set forth in Section B.1.9 of Exhibit B, the cost of which will be added to the GMP by change order.

ARTICLE 4     WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT

§ 4.1 General

§ 4.1.1 Any information submitted by the Design-Builder, and any interim decisions made by the Owner, shall be for the purpose of facilitating the design process and shall not modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.1.2 The Design-Builder shall advise the Owner on proposed site use and improvements, selection of materials, and building systems and equipment. The Design-Builder shall also provide the Owner with recommendations, consistent with the Owner’s Criteria, on constructability; availability of materials and labor; time requirements for procurement, installation and construction; and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, life-cycle data, and possible cost reductions.

§ 4.2 Evaluation of the Owner’s Criteria

§ 4.2.1 The Design-Builder shall schedule and conduct meetings with the Owner and any other necessary persons or entities to discuss and review the Owner’s Criteria as set forth in Section 1.1.The Design-Builder shall thereafter again meet with the Owner to discuss a preliminary evaluation of the Owner’s Criteria. The preliminary evaluation shall address possible alternative approaches to design and construction of the Project and include the Design-Builder’s recommendations, if any, with regard to accelerated or fast-track scheduling, procurement, or phased construction. The preliminary evaluation shall consider cost information, constructability, and procurement and construction scheduling issues.

§ 4.2.2 After the Design-Builder meets with the Owner and presents the preliminary evaluation, the Design-Builder shall provide a written report to the Owner, summarizing the Design-Builder’s evaluation of the Owner’s Criteria. The report shall also include:

.1     allocations of program functions, detailing each function and their square foot areas;

.2     a preliminary estimate of the Cost of the Work, and, if necessary, recommendations to adjust the Owner’s Criteria to conform to the Owner’s budget; and

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.3    a preliminary schedule, which shall include proposed design milestones; dates for receiving additional information from, or for work to be completed by, the Owner; anticipated date for the Design-Builder’s Proposal; and dates of periodic design review sessions with the Owner.

§ 4.2.3 The Owner shall review the Design-Builder’s written report and, if acceptable, provide the Design-Builder with written consent to proceed to the development of the Preliminary Design as described in Section 4.3. If the Owner determines the report is not acceptable, the Owner shall promptly provide its objections in writing and the Design-Builder shall promptly submit a revised report addressing the Owner’s objections. The consent to proceed shall not be understood to modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.3 Preliminary Design

§ 4.3.1 Upon the Owner’s issuance of a written consent to proceed under Section 4.2.3, the Design-Builder shall prepare and submit a Preliminary Design to the Owner. The Preliminary Design shall include a report identifying any deviations from the Owner’s Criteria, and shall include the following:

.1    Confirmation of the allocations of program functions;

.2    Phased site master plan, identifying all key design principles;

.3    Building plans, sections and elevations;

.4    Structural system;

.5    Selections of major building systems, including but not limited to mechanical, electrical and plumbing systems;

.6    Outline specifications or sufficient drawing notes describing construction materials; and

.7    All of the following:

•	A project scope document capturing each phase of expansion, listing all design assumptions in narrative form:
○	Quality and food safety design standards to be employed
○	Processing: block flow diagrams, list of proposed vendors
○	Packaging: block flow diagrams, list of proposed vendors
○	Ingredient, dry material, and finished product storage requirements
○	Site utility, CIP, and waste water requirements
○	Electrical and automation scope narratives
○	Employee facilities requirements
○	Architectural finishes
•	Property plan showing expansions, set-backs, and traffic patterns
•	Layout drawings of all equipment, with layers depicting material and people flow
•	A level-2 schedule showing estimated durations
•	A +/- 20% budgetary estimate for project execution
○	Sub-totals provided by project phase (detailed design, construction, etc.)
○	Cost and timeline for detailed engineering

The Preliminary Design may include some combination of physical study models, perspective sketches, or digital modeling.

§ 4.3.2 The Owner shall review the Preliminary Design and, if acceptable, provide the Design-Builder with written consent to proceed to development of the Design-Builder’s Proposal. If the Owner determines the Preliminary Design is not acceptable, the Owner shall promptly provide its objections in writing and the Design-Builder shall promptly submit a revised Preliminary Design addressing the Owner’s objections. The Preliminary Design shall not modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.4 Design-Builder’s Proposal

§ 4.4.1 Upon the Owner’s issuance of a written consent to proceed under Section 4.3.2, the Design-Builder shall prepare and submit the Design-Builder’s Proposal to the Owner. The Design-Builder’s Proposal shall include the following:

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.1    A list of the Preliminary Design documents and other information, including the Design-Builder’s clarifications, assumptions and deviations from the Owner’s Criteria, upon which the Design-Builder’s Proposal is based;

.2    The proposed Contract Sum, including the compensation method and, if based upon the Cost of the Work plus a fee, a written statement of estimated cost organized by trade categories, allowances, contingencies, Design-Builder’s Fee, and other items that comprise the Contract Sum;

.3    The proposed date the Design-Builder shall achieve Substantial Completion;

.4    An enumeration of any qualifications and exclusions, if applicable;

.5    A list of the Design-Builder’s key personnel, Contractors and suppliers; and

.6    The date on which the Design-Builder’s Proposal expires.

§ 4.4.2 Submission of the Design-Builder’s Proposal shall constitute a representation by the Design-Builder that it has visited the site and become familiar with local conditions under which the Work is to be completed.

§ 4.4.3 If the Owner and Design-Builder agree on a proposal, the Owner and Design-Builder shall execute the Design-Build Amendment setting forth the terms of their agreement.

ARTICLE 5    WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

§ 5.1 Construction Documents

§ 5.1.1 Upon the execution of the Design-Build Amendment, the Design-Builder shall prepare Construction Documents. The Construction Documents shall establish the quality levels of materials and systems required. The Construction Documents shall be consistent with the Design-Build Documents.

§ 5.1.2 The Design-Builder shall provide the Construction Documents to the Owner for the Owner’s information. If the Owner discovers any deviations between the Construction Documents and the Design-Build Documents, the Owner shall promptly notify the Design-Builder of such deviations in writing. The Construction Documents shall not modify the Design-Build Documents unless the Owner and Design-Builder execute a Modification. The failure of the Owner to discover any such deviations shall not relieve the Design-Builder of the obligation to perform the Work in accordance with the Design-Build Documents.

§ 5.2 Construction

§ 5.2.1 Commencement. Except as permitted in Section 5.2.2, construction shall not commence prior to execution of the Design-Build Amendment.

§ 5.2.2 If the Owner and Design-Builder agree in writing, construction may proceed prior to the execution of the Design-Build Amendment. However, such authorization shall not waive the Owner’s right to reject the Design-Builder’s Proposal.

§ 5.2.3 The Design-Builder shall supervise and direct the Work, using the Design-Builder’s best skill and attention. The Design-Builder shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Design-Build Documents give other specific instructions concerning these matters. The Design-Builder shall manage, direct and supervise its Architect, Consultants, Contractors and their subcontractors and all material and equipment suppliers and coordinate any separate contractors engaged by the Owner. The Design-Builder shall be solely responsible for jobsite safety.

§ 5.2.4 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 5.3 Labor and Materials

§ 5.3.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services, necessary for proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work.

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§ 5.3.2 When a material or system is specified in the Design-Build Documents, the Design-Builder may make substitutions only in accordance with Article 6.

§ 5.3.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder’s employees and other persons carrying out the Work. The Design-Builder shall furnish, and cause the Contractors to furnish, only skilled and properly trained persons for the performance of the Work. The Design-Builder shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them. The Design-Builder shall be responsible to Owner for all acts and omissions of the Design-Builder’s employees, Contractors, Consultants, and subcontractors and their agents and employees.

§ 5.4 Taxes

The Design-Builder shall pay sales, consumer, use and similar taxes, for the Work provided by the Design-Builder, that are legally enacted when the Design-Build Amendment is executed, whether or not yet effective or merely scheduled to go into effect. This provision shall survive termination of the Contract and completion of the Work.

§ 5.5 Permits, Fees, Notices and Compliance with Laws

§ 5.5.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall secure and pay for the building permit as well as any other permits, fees, licenses, and inspections by government agencies, necessary for proper execution of the Work and Substantial Completion of the Project.

§ 5.5.2 The Design-Builder shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, applicable to performance of the Work.

§ 5.5.3 Concealed or Unknown Conditions. If the Design-Builder encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in or reasonably inferred from the Design-Build Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, the Design-Builder shall promptly provide notice to the Owner before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner shall promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Design-Builder’s cost of, or time required for, performance of any part of the Work, shall recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in or reasonably inferred from the Design-Build Documents or do not cause and increase or decrease in the Design-Builder’s cost of, or time required for, performance of any part of the Work and that no change in the terms of the Contract is justified, the Owner shall promptly notify the Design-Builder in writing, stating the reasons. If the Design-Builder disputes the Owner’s determination or recommendation, the Design-Builder may proceed as provided in Article 14.

§ 5.5.4 If, in the course of the Work, the Design-Builder encounters human remains, or recognizes the existence of burial markers, archaeological sites, or wetlands, not indicated in the Design-Build Documents, the Design-Builder shall immediately suspend any operations that would affect them and shall notify the Owner. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Design-Builder shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 14.

§ 5.6 Allowances

§ 5.6.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts, and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to whom the Design-Builder has reasonable objection.

§ 5.6.2 Unless otherwise provided in the Design-Build Documents,

.1    allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

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.2    the Design-Builder’s costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts, shall be included in the Contract Sum but not in the allowances; and

.3    whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 5.6.2.1 and (2) changes in Design-Builder’s costs under Section 5.6.2.2.

§ 5.6.3 The Owner shall make selections of materials and equipment with reasonable promptness for allowances requiring Owner selection.

§ 5.7 Key Personnel, Contractors and Suppliers

§ 5.7.1 The Design-Builder shall not employ personnel, or contract with Contractors or suppliers to whom the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable and timely objection.

§ 5.7.2 The Design-Builder shall not change any of its key personnel without the written approval of the Owner, which shall not be unreasonably withheld. If the Design-Builder changes any of its other personnel, Contractors or suppliers identified in the Design-Build Amendment, the Design-Builder shall notify the Owner and provide the name and qualifications of the new personnel, Contractor or supplier. The Owner may reply within 14 days to the Design-Builder in writing, stating (1) whether the Owner has reasonable objection to the proposed personnel, Contractor or supplier or (2) that the Owner requires additional time to review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3 Except for those persons or entities already identified or required in the Design-Build Amendment, the Design-Builder, as soon as practicable after execution of the Design-Build Amendment, shall furnish in writing to the Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner may reply within 14 days to the Design-Builder in writing stating (1) whether the Owner has reasonable objection to any such proposed person or entity or (2) that the Owner requires additional time for review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3.1 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection without cost to the Owner.

§ 5.8 Documents and Submittals at the Site

The Design-Builder shall maintain at the site for the Owner one copy of the Design-Build Documents and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Submittals. The Design-Builder shall deliver these items to the Owner in accordance with Section 9.10.2 as a record of the Work as constructed.

§ 5.9 Use of Site

The Design-Builder shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, the Design-Build Documents, and written directions from the Owner, and shall not unreasonably encumber the site with materials or equipment. Only materials and equipment that are to be used directly in the Work shall be brought to and stored on the Project site by the Design-Builder. After equipment is no longer required for the Work, it shall be promptly removed from the Project site. Protection of construction materials and equipment stored on the Project site from weather, theft, damage and all other adversity is solely the responsibility of the Design-Builder. At all times, the Work shall be performed in a manner that affords reasonable access, both vehicular and pedestrian, to the site of the Work and all adjacent areas. To the fullest extent possible, the Work shall be performed in a manner that public areas adjacent to the site of the Work shall be free from all debris, building materials, and equipment that may cause hazardous conditions. Without limitation by any other provision of the Contract Documents, the Design-Builder shall use all commercially reasonable efforts to minimize any interference with the occupancy or beneficial use of (1) any areas and buildings adjacent to the site of the Work and (2) the Project in the event of partial occupancy, as more specifically described in Section 9.9. Without the prior approval of the Owner, the Design-Builder shall not permit

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any workers to use any existing facilities at the Project site, including, without limitation, lavatories, toilets, entrances and parking areas other than those designated by the Owner. The Design-Builder shall use all commercially reasonable efforts to comply with all rules and regulations promulgated by the Owner, including but not limited to the Owner’s safety rules, in connection with the use and occupancy of the Project site and any areas and buildings adjacent to the site of the Work.

§ 5.10 Cutting and Patching

The Design-Builder shall not cut, patch or otherwise alter fully or partially completed construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder’s consent to cutting or otherwise altering the Work.

§ 5.11 Cleaning Up

§ 5.11.1 The Design-Builder shall keep the site of the Project and adjacent areas and buildings free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Design-Builder shall remove waste materials, rubbish, the Design-Builder’s tools, construction equipment, machinery and surplus materials from and about the Project.

§ 5.11.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Design-Builder.

§ 5.12 Access to Work

The Design-Builder shall provide the Owner and its separate contractors and consultants access to the Work in preparation and progress wherever located. The Design-Builder shall notify the Owner regarding Project safety criteria and programs, which the Owner, and its contractors and consultants, shall comply with while at the site.

§ 5.13 Construction by Owner or by Separate Contractors

§ 5.13.1 Owner’s Right to Perform Construction and to Award Separate Contracts

§ 5.13.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces; and to award separate contracts in connection with other portions of the Project, or other construction or operations on the Project site, under terms and conditions identical or substantially similar to this Contract, including those terms and conditions related to insurance and waiver of subrogation. The Owner shall notify the Design-Builder promptly after execution of any separate contract. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make a Claim as provided in Article 14.

§ 5.13.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Design-Builder” in the Design-Build Documents in each case shall mean the person or entity that executes each separate contract with the Owner.

§ 5.13.1.3 The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.

§ 5.13.1.4 Unless otherwise provided in the Design-Build Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or separate contractors, the Owner shall be deemed to be subject to the same obligations, and to have the same rights, that apply to the Design-Builder under the Contract.

§ 5.14 Mutual Responsibility

§ 5.14.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Design-Builder’s construction and operations with theirs as required by the Design-Build Documents.

§ 5.14.2 If part of the Design-Builder’s Work depends upon construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, prepare a written report to the Owner, identifying apparent discrepancies or defects in the construction or operations by the Owner or separate

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contractor that would render it unsuitable for proper execution and results of the Design-Builder’s Work. Failure of the Design-Builder to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Design-Builder’s Work, except as to defects not then reasonably discoverable.

§ 5.14.3 The Design-Builder shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Design-Builder’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Design-Builder for costs the Design-Builder incurs because of a separate contractor’s delays, improperly timed activities, damage to the Work or defective construction. Any such reimbursement or responsibility shall be as set forth in a Change Order.

§ 5.14.4 The Design-Builder shall promptly remedy damage the Design-Builder wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 5.14.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching the Work as the Design-Builder has with respect to the construction of the Owner or separate contractors in Section 5.10.

§ 5.15 Owner’s Right to Clean Up

If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

§5.16 Start-Up

As the completion of each portion of the Project approaches, the Design-Builder shall direct the testing, start-up and check-out of utilities and operating systems and equipment in accordance with the Contract Documents. The testing, start-up and check-out shall be thorough and conducted in such a manner so as to discover any defects. The Design-Builder shall report any defects discovered to the Owner in writing.

§5.17 Training

During the testing, start-up and check-out of all utilities and operating systems and equipment described in Section 5.16, the Design-Builder shall provide for the Owner’s maintenance personnel to receive training in the proper operation of, and routine maintenance on, all utilities, operating systems and equipment in accordance with Contract Documents. The Design-Builder shall videotape such training for the Owner’s subsequent use.

ARTICLE 6     CHANGES IN THE WORK

§ 6.1 General

§ 6.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order or Change Directive, subject to the limitations stated in this Article 6 and elsewhere in the Design-Build Documents.

§ 6.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. The Owner may issue a Change Directive without agreement by the Design-Builder.

§ 6.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly with changes, unless otherwise provided in the Change Order or Change Directive. Except as permitted by Sections 6.3 and 9.7, a change in the Contract Sum, the Contract Time or the Design-Build Documents shall be accomplished only by Change Order. Accordingly, no course of conduct or dealings between the Owner and the Design-Builder, nor express or implied acceptance of alterations or additions to the Work, and except in relation to a change order proposed by Design-Builder and rejected by Owner based on Owner’s contention that the proposed change is not necessary because it already is included in the existing scope of the Work, no claim that the Owner has been unjustly enriched by any alteration of or addition to the Work, shall be the basis for any claim for an increase in any amount due under the Design-Build Documents, including the Contract Sum, or an increase in any time for performance under the Design-Build Documents, including the Contract Time.

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§ 6.2 Change Orders

A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:

.1    The change in the Work and the Design-Build Documents;

.2    The amount of the adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation; and

.3    The extent of the adjustment, if any, in the Contract Time.

Agreement on a Change Order shall constitute a final settlement of all matters relating to the change in the Work that is the subject of the Change Order, including but not limited to, all direct and indirect costs and consequential damages associated with such change and any adjustments to the Guaranteed Maximum Price, the Contract Time, the Design-Build Documents and the construction schedule.

§ 6.3 Change Directives

§ 6.3.1 A Change Directive is a written order signed by the Owner directing a change in the Work or the Design-Build Documents prior to agreement on adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, or Contract Time. The Owner may by Change Directive, without invalidating the Contract, order changes in the Work consisting of additions, deletions or other revisions, the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, and Contract Time being adjusted accordingly.

§ 6.3.2 A Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 6.3.3 If the Change Directive provides for an adjustment to the Contract Sum or, if prior to execution of the Design-Build Amendment, an adjustment in the Design-Builder’s compensation, the adjustment shall be based on one of the following methods:

.1    Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2    Unit prices stated in the Design-Build Documents or subsequently agreed upon;

.3    Cost to be determined in a manner agreed upon by the Owner and the Design-Builder and a mutually acceptable fixed or percentage fee; or

.4    As provided in Section 6.3.7.

§ 6.3.4 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Design-Builder, the applicable unit prices shall be adjusted by Change Order.

§ 6.3.5 Upon receipt of a Change Directive, the Design-Builder shall promptly proceed with the change in the Work involved and advise the Owner of the Design-Builder’s agreement or disagreement with the method, if any, provided in the Change Directive for determining the proposed adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, or Contract Time.

§ 6.3.6 A Change Directive signed by the Design-Builder indicates the Design-Builder’s agreement therewith, including adjustment in Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 6.3.7 If the Design-Builder does not respond promptly or disagrees with the method for adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the method for adjustment in the Design-Builder’s compensation, the Owner shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. If the Design-Builder does not respond promptly or disagrees with the method for adjustment of the Contract Time, the method and adjustment shall be determined by extending the Contract Time by one work day for each work day of actual excusable delay in accordance the Design-Build Documents. In such case, and also under

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Section 6.3.3.3, the Design-Builder shall keep and present, in such form as the Owner may prescribe, an itemized accounting of costs and additional time with appropriate supporting data and documentation. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section 6.3.7 shall be limited to the following:

.1    Additional costs of professional services;

.2    Costs of labor, including social security, unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.3    Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.4    Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Design-Builder or others;

.5    Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.6    Additional costs of supervision and field office personnel directly attributable to the change.

Unless otherwise established in the Design-Build Documents, (1) the rental value of the Design-Builder’s own equipment shall not exceed the rates in the current edition of “Compilation of Rental Rates for Construction Equipment” prepared by Associated Equipment Distributors, Oak Brook, Illinois, and (2) the aggregate amounts charged to the Owner for such equipment shall not exceed the respective fair market values.

§ 6.3.8 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum or, if prior to execution of the Design-Build Amendment, in the Design-Builder’s compensation, shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 6.3.9 Pending final determination of the total cost of a Change Directive to the Owner, the Design-Builder may request payment for Work completed under the Change Directive in Applications for Payment in accordance with the Change Directive as set forth in Sections 6.3.7 and 6.3.8, as applicable.

§ 6.3.10 When the Owner and Design-Builder agree with a determination concerning the adjustments in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Owner and Design-Builder shall execute a Change Order. Change Orders may be issued for all or any part of a Change Directive.

ARTICLE 7    OWNER’S RESPONSIBILITIES

§ 7.1 General

§ 7.1.1 The Owner shall designate in writing a representative who shall have authority to represent the Owner with respect to all Project matters and to obtain the Owner’s approval or authorization. In no event shall the Owner have control over, charge of or any responsibility for the design of the Project or for construction means, methods, techniques, sequences or procedures, or for safety precautions or programs in connection with the Work, notwithstanding any other provisions of the Design-Build Documents.

§ 7.1.2 The Owner shall render decisions in a timely manner and in accordance with the Design-Builder’s schedule agreed to by the Owner. The Owner shall furnish to the Design-Builder, within the ten (10) days after receipt of a written request, information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall comply with the requirements of applicable law.

§ 7.2 Information and Services Required of the Owner

§ 7.2.1 The Owner shall furnish information or services required of the Owner by the Design-Build Documents with reasonable promptness.

§ 7.2.2 Where reasonably necessary for the Work, upon receipt of a written request from the Design-Builder, the Owner shall provide, to the extent under the Owner’s control and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for

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the Project involving structural or mechanical systems; chemical, air and water pollution; hazardous materials; or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site. Where reasonably necessary for the Work, upon receipt of a written request from the Design-Builder, the Owner shall also provide surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site under the Owner’s control.

§ 7.2.3 The Owner shall promptly obtain easements, zoning variances, and legal authorizations or entitlements regarding site utilization where essential to the execution of the Project.

§ 7.2.4 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections.

§ 7.2.5 The services, information, surveys and reports required to be provided by the Owner under this Agreement, shall be furnished at the Owner’s expense, and except as otherwise specifically therein or provided in this Agreement or elsewhere in the Design-Build Documents or to the extent the Owner advises the Design-Builder to the contrary in writing, the Design-Builder shall be entitled to rely upon the accuracy and completeness thereof. In no event shall the Design-Builder be relieved of its responsibility to exercise proper precautions relating to the safe performance of the Work.

§ 7.2.6 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.

§ 7.2.7 Prior to the execution of the Design-Build Amendment, the Design-Builder may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Design-Build Documents and the Design-Builder’s Proposal. Thereafter, the Design-Builder may only request such evidence if (1) the Owner fails to make payments to the Design-Builder as the Design-Build Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Design-Builder identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due.

§ 7.2.8 Except as otherwise provided in the Design-Build Documents or when direct communications have been specially authorized, the Owner shall communicate with persons or entities employed or retained by the Design-Builder through or with notice to the Design-Builder.

§ 7.2.9 Unless required by the Design-Build Documents to be provided by the Design-Builder, the Owner shall, upon request from the Design-Builder, furnish the services of geotechnical engineers or other consultants for investigation of subsurface, air and water conditions when such services are reasonably necessary to properly carry out the design services furnished by the Design-Builder. In such event, the Design-Builder shall specify the services required. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations.

§ 7.2.10 The Owner shall purchase and maintain insurance as set forth in Exhibit B.

§ 7.3 Submittals

§ 7.3.1 The Owner shall review and approve or take other appropriate action on Submittals. Review of Submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities; or for substantiating instructions for installation or performance of equipment or systems; or for determining that the Submittals are in conformance with the Design-Build Documents, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents. The Owner’s action will be taken in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Owner’s judgment to permit adequate review. The Owner’s review of Submittals shall not relieve the Design-Builder of the obligations under Sections 3.1.11, 3.1.12, and 5.2.3. The Owner’s review shall not constitute approval of safety precautions or of any construction means, methods, techniques, sequences or procedures. The Owner’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

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§ 7.3.2 Upon review of the Submittals required by the Design-Build Documents, the Owner shall notify the Design-Builder of any non-conformance with the Design-Build Documents the Owner discovers.

§ 7.4 Visits to the site by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quality or quantity of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, because these are solely the Design-Builder’s rights and responsibilities under the Design-Build Documents.

§ 7.5 The Owner shall not be responsible for the Design-Builder’s failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of, and will not be responsible for acts or omissions of the Design-Builder, Architect, Consultants, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.

§ 7.6 The Owner has the authority to reject Work that does not conform to the Design-Build Documents. The Owner shall have authority to require inspection or testing of the Work in accordance with Section 15.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Consultants, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 7.7 The Owner shall determine the actual date or dates of Substantial Completion in accordance with Section 9.8 and the date of final completion in accordance with Section 9.10.

§ 7.8 Owner’s Right to Stop Work

If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section 11.2 or fails to carry out Work in accordance with the Design-Build Documents and the most recent schedule approved by the Owner, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section 5.13.1.3.

§ 7.9 Owner’s Right to Carry Out the Work

If the Design-Builder defaults or fails to carry out the Work in accordance with the Design-Build Documents or in accordance with the most recent schedule approved by the Owner and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or failure with diligence and promptness to completion, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order or Change Directive shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner upon request.

§7.10 Extent of Owner’s Rights

The rights set forth in this Article 7 and elsewhere in the Design-Build Documents are cumulative and not in limitation of any rights of the Owner (1) granted in the Design-Build Documents or (2) at law or in equity.

ARTICLE 8    TIME

§ 8.1 Progress and Completion

§ 8.1.1 Time limits stated in the Design-Build Documents are of the essence of the Contract. By executing the Design-Build Amendment the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.1.2 The Design-Builder shall not, except by agreement of the Owner in writing, commence the Work prior to the effective date of insurance, other than property insurance, required by this Contract. The Contract Time shall not be adjusted as a result of the Design-Builder’s failure to obtain insurance required under this Contract.

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§ 8.1.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§8.1.4 When any period of time is referred to in the Design-Build Documents by days, it shall be computed to exclude the first and include the last day of such period. If the last day of any such period falls on a Saturday, Sunday or a legal holiday, such day will be omitted from the computation and such period shall be deemed to end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

8.1.5 Except as excluded by Section 8.1.4, the Contract Time and all time periods referred to in the Design-Build Documents include Saturdays, Sundays and legal holidays.

§ 8.2 Delays and Extensions of Time

§ 8.2.1 If the critical path of the Work is delayed at any time in the commencement or progress of the Work by an act or omission of the Owner or of a consultant or separate contractor employed by the Owner; or by changes ordered in the Work by the Owner by Change Directive; or by general labor disputes not related to the Project, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Design-Builder’s control; or by delay authorized by the Owner pending mediation and binding dispute resolution or by other causes that the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Owner may determine. Except delays caused by unusual adverse weather, no adjustment to the Contract Time shall be permitted to the extent a delay (1) is caused or could have been reasonably anticipated and prevented by the Design-Builder, (2) could be limited or avoided by the Design-Builder’s timely notice to the Owner of the delay or reasonable likelihood that a delay will occur, or (3) is of a duration of one day or less. The Contract Time shall be extended only by a Change Order demonstrating the justification, evidence of actual days delayed or impacted and the effect on the construction schedule. Determination of the merits of a request for extension of time due to unusual adverse weather will be made in accordance with Section 14.1.6.2 and this Article 8.

§ 8.2.2 Claims relating to time shall be made in accordance with applicable provisions of Article 14.

§ 8.2.3 To the extent permitted by law, this Section 8.2 does not preclude recovery of damages for delay by either party under other provisions of the Design-Build Documents.

§8.2.4 If the Design-Builder submits a schedule or progress report indicating, or otherwise expresses in writing an intention to achieve, completion of the Work prior to Substantial Completion or other similar date required by the Design-Build Documents or expiration of Contract Time, an activity shall be added to the construction schedule equal in duration to the period of time between the intended completion day and the date of Substantial Completion or other similar date required by the Design-Build Documents, as applicable. No liability of the Owner to the Design-Builder for any failure of the Design-Builder to so complete the Work shall be created or implied regardless of the cause of or reason for the Design-Builder’s failure to do so.

§8.2.5 The Design-Builder shall not make any Claim for an increase in the Contract Sum or Contract Time. unless the Design-Builder is delayed in the progress of the Work by unforeseeable causes beyond the control and without the fault or negligence of the Design-Builder, the Architect, or any Consultant, Contractor, material and equipment supplier or anyone for whom any of the foregoing may be liable. Such unforeseeable causes may include: (1) the act or neglect of the Owner, or an employee of Owner, or of a separate contractor employed by the Owner; (2) concealed physical conditions in accordance with the provisions of the Contract Documents; (3) adverse weather conditions in accordance with the provisions of the Contract Documents; (4) changes ordered in the Work by Owner in a Change Directive; (5) fire, flood or unavoidable insured casualties; (6) embargo by the government of the United States or change in governmental controls or regulations after commencement of construction Work; (7) except in connection with a labor dispute on the Project site or at locations under the control of the Design-Builder, any work stoppage or lockout in industries essential to the conduct of the Work in no way caused or resulting from default or collusion on the part of the Design-Builder; and (8) acts of war or terrorism having a demonstrable, direct, adverse effect on the ability of the Design-Builder to perform its obligation under the Contract.

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ARTICLE 9    PAYMENT APPLICATIONS AND PROJECT COMPLETION

§ 9.1 Contract Sum

The Contract Sum is stated in the Design-Build Amendment.

§ 9.2 Schedule of Values

Where the Contract Sum is based on a stipulated sum or Guaranteed Maximum Price, the Design-Builder, prior to the first Application for Payment after execution of the Design-Build Amendment shall submit to the Owner for approval a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. The schedule of values which is approved by the Owner shall be used as a basis for reviewing the Design-Builder’s Applications for Payment. The schedule of values shall be updated to reflect any changes in the Contract Sum.

§ 9.3 Applications for Payment

§ 9.3.1 At least ten days before the date established for each progress payment, the Design-Builder shall submit to the Owner an itemized Application for Payment for completed portions of the Work. The application shall be notarized, if required, and supported by data substantiating the Design-Builder’s right to payment as the Owner may require, such as copies of requisitions from the Architect, Consultants, Contractors, and material suppliers, and shall reflect retainage if provided for in the Design-Build Documents.

§ 9.3.1.1 As provided in Section 6.3.9, Applications for Payment may include requests for payment on account of changes in the Work that have been properly authorized by Change Directives, or by interim determinations of the Owner, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay the Architect, Consultant, Contractor, material supplier, or other persons or entities providing services or work for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay. Each Application for Payment shall be accompanied by the following, all in form and substance satisfactory to the Owner: (1) descriptions of (a) the amount of each applicable subcontract or purchase order or agreement, (b) the amount requested for the Architect and each Consultant, Contractor, and material and equipment supplier in the Application for Payment, and (c) the amount to be paid to the Design-Builder under the Application for Payment; (2) conditional lien waivers from the Design-Builder, the Architect and all Contractors, Consultants, and material and equipment suppliers that (i) have a direct contract with the Design-Builder; and (ii) are for more than $25,000 relating to all Work and other items for which payment is requested in the Application for Payment; (3) unconditional lien waivers from the Design-Builder, the Architect and all Contractors, Consultants, and material and equipment suppliers that (i) have a direct contract with the Design-Builder; and (ii) are for more than $25,000establishing payment of all amounts requested for such persons or entities in the previous Application for Payment; and (4) all information, documents and materials required to comply with the requirements of the Contract Documents or reasonably requested by the Owner.

§ 9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made for services provided as well as materials and equipment delivered and suitably stored at the Project site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the Project site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the Project site. If any stored materials or equipment, whether on the Project site or off the Project site are damaged or destroyed they shall be replaced by the Design-Builder without cost to the Owner.

§ 9.3.3 The Design-Builder warrants that title to all Work, other than Instruments of Service, covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design-Builder, Architect, Consultants, Contractors, material suppliers, or other persons or entities entitled to make a claim by reason of having provided labor, materials and equipment relating to the Work.

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§ 9.4 Certificates for Payment

The Owner shall, within thirty (30) days after receipt of the Design-Builder’s Application for Payment, issue to the Design-Builder a Certificate for Payment indicating the amount the Owner determines is properly due, and notify the Design-Builder in writing of the Owner’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Owner may withhold a Certificate for Payment in whole or in part to the extent reasonably necessary to protect the Owner due to the Owner’s determination that the Work has not progressed to the point indicated in the Design-Builder’s Application for Payment, or the quality of the Work is not in accordance with the Design-Build Documents or the requirements of Section 9.3.1.2 have not been fulfilled. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Design-Builder as provided in Section 9.4. If the Design-Builder and Owner cannot agree on a revised amount, the Owner will promptly issue a Certificate for Payment for the amount that the Owner deems to be due and owing. The Owner may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued to such extent as may be necessary to protect the Owner from loss for which the Design-Builder is responsible because of

.1    defective Work, including design and construction, not remedied;

.2    third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;

.3    failure of the Design-Builder to make payments properly to the Architect, Consultants, Contractors or others, for services, labor, materials or equipment;

.4    reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5    damage to the Owner or a separate contractor;

.6    reasonable evidence that the Work will not be completed within the Contract Time or by any applicable milestone, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;

.7    failure to carry out the Work in accordance with the Design-Build Documents ; or

.8    other material breach of the Design-Builder to perform in accordance with the Design-Build Documents.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.5.3 If the Owner withholds certification for payment under Section 9.5.1.3, and the Owner receives a notice of claim or lien form the Architect or any Consultant, Contractor, subcontractor, material and equipment supplier or other person or entity providing services or Work for the Project, the Owner shall notify the Design-Builder in writing. If the Design-Builder fails, within seven (7) days of receipt of such notice, to pay or protect the Owner from the claim or lien by bond, cash deposit or other indemnity or security satisfactory to the Owner, the Owner may, at its sole option, issue joint checks to the Design-Builder and to the Architect or any Consultants, Contractor, subcontractor, material or equipment suppliers, or other persons or entities providing services or work for the Project to whom the Design-Builder or any other person or entity failed to make payment for Work properly performed or material or equipment suitably delivered.

§ 9.6 Progress Payments

§ 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Design-Build Documents.

§ 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, material and equipment supplier, and other person or entity providing services or work for the Design-Builder no later than the time period required by applicable law, but in no event more than seven days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, material and equipment supplier, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, material and equipment supplier, or other person or entity. The Design-Builder shall, by appropriate agreement with each

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Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, material and equipment supplier, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

§ 9.6.3 The Owner will, on request and if practicable, furnish to the Architect, a Consultant, Contractor, material and equipment supplier, or other person or entity providing services or work for the Project, information regarding percentages of completion or amounts applied for by the Design-Builder and action taken thereon by the Owner on account of portions of the Work done by such Architect, Consultant, Contractor material and equipment supplier, or other person or entity providing services or work for the Design-Builder.

§ 9.6.4 The Owner has the right to request written evidence from the Design-Builder that the Design-Builder has properly paid the Architect, Consultants, Contractors, material and equipment suppliers, or other person or entity providing services or work for the Design-Builder, amounts paid by the Owner to the Design-Builder for the Work. If the Design-Builder fails to furnish such evidence within seven days, the Owner shall have the right to contact the Architect, Consultants, Contractors, material and equipment suppliers, and other applicable persons and entities, to ascertain whether they have been properly paid. The Owner shall have no obligation to pay or to see to the payment of money to the Architect, a Consultant, a Contractor, a material and equipment supplier, or any other person or entity except as may otherwise be required by statute.

§ 9.6.5 [Intentionally blank]

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ 9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by the Architect, Consultants, Contractors, material and equipment suppliers, and other persons or entities providing Work for the Design-Builder, shall be held by the Design-Builder for the Architect and those Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ 9.7 Failure of Payment

§ 9.7.1 Except as provided in Sections 9.5 and 9.6, if the Owner does not issue a Certificate for Payment, through no fault of the Design-Builder, within the time required by the Design-Build Documents, then the Design-Builder may, upon ten additional days’ written notice to the Owner, stop the Work until payment of the undisputed amount owing has been received. Any adjustment to Contract Time or the Contract Sum shall be made by Change Order to compensate the Design Builder for the reasonable costs of shut down, delay, start up, plus interest as permitted in Section A.1.5.1.3 of Exhibit A.

§9.7.2 If the Owner is entitled to reimbursement or payment from the Design-Builder under or pursuant to the Design-Build Documents, such undisputed reimbursement or payment shall be made promptly upon request by the Owner. Notwithstanding anything in the Design-Build Documents to the contrary, if the Design-Builder fails to promptly make any reimbursement or payment due to the Owner in accordance with the Design-Build Documents, or if the Owner incurs any costs and expenses to cure any default of the Design-Builder or to correct defective Work, the Owner shall have the right to offset such amount against the Contract Sum and may, either (1) deduct an amount equal to that to which the Owner is entitled from any payment then or thereafter due to the Design-Builder from the Owner, or (2) issue a written notice to the Design-Builder reducing the Contract Sum by an amount equal to that to which the Owner is entitled.

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§ 9.8 Substantial Completion and Liquidated Damages

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion is the date certified by the Owner in accordance with this Section 9.8.

§ 9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ 9.8.3 Upon receipt of the Design-Builder’s list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Design-Builder’s list, which is not complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Design-Builder shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine Substantial Completion.

§ 9.8.4 Prior to issuance of the Certificate of Substantial Completion under Section 9.8.5, the Owner and Design-Builder shall discuss and then determine their respective obligations to obtain and maintain property insurance following issuance of the Certificate of Substantial Completion.

§ 9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder will prepare for the Owner’s signature a Certificate of Substantial Completion, including a list of items to be completed or corrected, that shall, upon the Owner’s signature, establish the actual date of Substantial Completion; establish responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Design-Builder shall finish all items on the list accompanying the Certificate. Warranties required by the Design-Build Documents shall commence on the actual date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.6 The Certificate of Substantial Completion shall be submitted by the Design-Builder to the Owner for written acceptance of responsibilities assigned to the Owner in the Certificate. Upon the Owner’s acceptance, and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. At the Owner’s option, payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ 9.8.7 The Owner and the Design-Builder further agree that if the Design-Builder fails to achieve Substantial Completion on or before the date set forth in the Design-Build Documents and if Design-Builder is not entitled to an adjustment of time as provided for in the Design-Build Documents, then the Owner will suffer damages and that such damages will be difficult to ascertain. The Owner and the Design-Builder further agree that for each day the Design-Builder fails to achieve Substantial Completion after the date set forth in the Design-Build Documents, the Design-Builder shall pay or credit to the Owner, as liquidated damages and not as a penalty Five Thousand Dollars ($5000) commencing on the date for Substantial Completion set forth in the Design-Build Documents and ending on the date Substantial Completion in achieved. The Design-Builder agrees that these fixed liquidated damages are not established as a penalty but are calculated and agreed upon in advance due to the uncertainty and difficulty of making a determination as to the actual damages which the Owner would incur if Design-Builder would fail to achieve Substantial Completion by the date set forth in the Design-Build Documents. The liquidated damages stated herein shall be the exclusive measure of those damages sustained by the Owner due to a breach by Design-Builder of its agreement to achieve Substantial Completion by the date set forth in the Design-Build Documents.

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work which the Owner chooses to occupy or use at any stage when such portion is designated by separate written agreement with the Design-Builder, provided such occupancy or use is consented to, by endorsement or otherwise, by the insurer providing property insurance and authorized by public authorities having jurisdiction over the Project. Such partial

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occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction and completion of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion which the Owner has chosen to occupy or use in accordance with this Section 9.9.1 substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the area or portion of the Work.

§ 9.9.3 Unless otherwise agreed upon in writing, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Upon receipt of the Design-Builder’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Design-Build Documents and the Contract fully performed, the Owner will, subject to Section 9.10.2, promptly issue a final Certificate for Payment.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work, for which the Owner or the Owner’s property might be responsible or encumbered, (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) as-constructed record copy of the Piping & Instrumentation Diagrams (P&IDs), Electrical Schematics, and Under-slab piping/utilities drawings, (6) manufacturer’s warranties, product data, and maintenance and operations manuals, (7) releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, from the Design-Builder, the Architect, and all Consultants, Contractors, subcontractors, material and equipment suppliers, and other persons and entities providing services or work for the Project that (i) have a direct contract with the Design-Builder; and (ii) are for more than $25,000, in form and substance satisfactory to the Owner, and (8) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts. If an Architect, a Consultant, or a Contractor, subcontractor, material and equipment supplier, or other person or entity providing services or work for the Project, refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against actual or potential liens, claims, security interests, or encumbrances. If such liens, claims, security interests, or encumbrances remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be compelled to pay in discharging such liens, claims, security interests, or encumbrances, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed for more than thirty (30) days through no fault of the Design Builder or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Design Builder, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or correct is less than the retainage stipulated in the Design Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design Builder to the Owner prior to issuance of payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

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.1    liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2    failure of the Work to comply with the requirements of the Design-Build Documents, whether the defect is latent or patent; or

.3    terms of special warranties required by the Design-Build Documents.

§ 9.10.5 Acceptance of final payment by the Design-Builder shall constitute a waiver of claims by the Design-Builder except those previously made in writing in accordance with the Design-Build Documents and identified by the Design-Builder as unsettled at the time of final Application for Payment.

ARTICLE 10    PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

The Design-Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property

§ 10.2.1 The Design-Builder shall be responsible for precautions for the safety of, and reasonable protection to prevent damage, injury or loss to

.1    employees on the Work and other persons who may be affected thereby;

.2    the Work and materials and equipment to be incorporated therein, whether in storage on or off the Project site, under care, custody or control of the Design-Builder or the Architect, Consultants, or Contractors, material and equipment suppliers, or other persons or entities providing services or work for the Design-Builder; and

.3    other property at the Project site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, buildings, facilities, or structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Design-Builder shall comply with, and give notices required by, applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property, or their protection from damage, injury or loss.

§ 10.2.3 The Design-Builder shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notify owners and users of adjacent sites and utilities of the safeguards and protections.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods, are necessary for execution of the Work, the Design-Builder shall provide the Owner and owners and users of adjacent areas, sites, and utilities with reasonable notice, exercise utmost care, and carry on such activities under supervision of properly qualified personnel and in strict compliance with applicable law.

§ 10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3, caused in whole or in part by the Design-Builder, the Architect, a Consultant, a Contractor, a material and equipment supplier, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections 10.2.1.2 and 10.2.1.3; except damage or loss attributable to acts or omissions of the Owner, or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder’s obligations under Section 3.1.14.

§ 10.2.6 The Design-Builder shall designate a responsible member of the Design-Builder’s organization, at the Project site, whose duty shall be the prevention of accidents. This person shall be the Design-Builder’s superintendent unless otherwise designated by the Design-Builder in writing to the Owner. The Design-Builder shall promptly report to the Owner by telephone or in writing all accidents related to the Project that cause death, personal injury or property damage, providing full details. The Design-Builder shall provide the Owner with a copy of any report of such accidents made to any public authority or insurer.

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§ 10.2.7 The Design-Builder shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 Injury or Damage to Person or Property. If the Owner or Design-Builder suffers injury or damage to person or property because of an act or omission of the other, or of others for whose acts such party is legally responsible, written notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials

§ 10.3.1 The Design-Builder is responsible for compliance with any requirements included in the Design-Build Documents regarding hazardous materials and substances. If the Design-Builder encounters a hazardous material or substance not addressed in the Design-Build Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a hazardous material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the Project site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing. Furthermore, if the Design-Builder unexpectantly encounters at the Project site any hazardous material or substance, including petroleum, petroleum products, natural gas liquids, liquefied natural gas, synthetic gas, and any other material or substance deemed to be hazardous, dangerous, toxic or a pollutant under any governmental or quasi-governmental laws, rules or regulations, the Design-Builder shall promptly report the existence thereof to the Owner in writing. The Design-Builder shall not bring any such materials or substances to the Project site unless specifically required by the Design-Build Documents or authorized by the Owner in writing.

§ 10.3.2 Upon receipt of the Design-Builder’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the hazardous material or substance reported by the Design-Builder and, in the event such hazardous material or substance is found to be present, to cause it to be rendered harmless. When the hazardous material or substance has been rendered harmless, Work in the affected area shall resume upon written notice from the Owner to the Design-Builder. The Contract Time and the Contract Sum and the Contract Sum shall be adjusted by Change Order. The term “rendered harmless” shall be interpreted to mean that levels of asbestos, polychlorinated biphenyls or other hazardous materials or substances are less than any applicable exposure standards set forth in OSHA regulations.

§ 10.3.3. To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design Builder, the Architect, Consultants and Contractors and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area, if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than the Work itself). Notwithstanding the foregoing, Owner shall have no indemnification or hold harmless responsibility to Design Builder for claims, damage, loss or expense attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property relating to or arising from asbestos existing at the Project site.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for hazardous materials or substances the Design-Builder brings to the Project site unless such materials or substances are required by the Owner’s Criteria. The Owner shall be responsible for hazardous materials or substances required by the Owner’s Criteria, except to the extent of the Design-Builder’s fault or negligence in the use and handling of such hazardous materials or substances. Upon Final Completion, the Design-Builder shall remove all hazardous materials and substances not incorporated in to the Project from the site of the Project, properly dispose of such hazardous materials and substances and clean up, remove and render harmless any contamination of the Project by such hazardous materials and substances.

§ 10.3.5 The Design-Builder shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a hazardous material or substance the Design-Builder brings to the Project site and uses, handles,

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transmits, or disposes negligently, or (2) where the Design-Builder fails to perform its obligations under Section 10.3.1.

§ 10.3.6 If, without negligence on the part of the Design Builder, the Design Builder is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work required by the Design Build Documents, the Owner shall indemnify the Design Builder for all costs and expenses thereby incurred.

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder’s discretion, to prevent threatened damage, injury or loss.

ARTICLE 11    UNCOVERING AND CORRECTION OF WORK

§ 11.1 Uncovering of Work

The Owner may request to examine a portion of the Work that the Design-Builder has covered to determine if the Work has been performed in accordance with the Design-Build Documents. If such Work is in accordance with the Design-Build Documents, the Owner and Design-Builder shall execute a Change Order to adjust the Contract Time and Contract Sum, as appropriate. If such Work is not in accordance with the Design-Build Documents, the costs of uncovering and correcting the Work shall be at the Design-Builder’s expense and the Design-Builder shall not be entitled to a change in the Contract Time unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs and the Contract Time will be adjusted as appropriate.

§ 11.2 Correction of Work

§ 11.2.1 Before or After Substantial Completion. The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected or defective Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design consultant employed by the Owner whose expenses and compensation were made necessary thereby, shall be at the Design-Builder’s expense.

§ 11.2.2 After Substantial Completion

§ 11.2.2.1 In addition to the Design-Builder’s obligations under Section 3.1.12, and other remedies the Owner may have under the Design-Build Documents, at law, or in equity, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found not to be in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of the Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder. If the Design-Builder fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section 7.9.

§ 11.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 11.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section 11.2.

§ 11.2.3 The Design-Builder shall remove from the Project site portions of the Work that are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.

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§ 11.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction of the Owner or separate contractors, whether completed or partially completed, other property of the Owner and utilities and property on or adjacent to the Project site owned by third parties caused by the Design-Builder’s correction or removal of Work that is not in accordance with the requirements of the Design-Build Documents.

§ 11.2.5 Nothing contained in this Section 11.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder has under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section 11.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder’s liability with respect to the Design-Builder’s obligations other than specifically to correct the Work.

§ 11.3 Acceptance of Nonconforming Work

If the Owner prefers to accept Work that is not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 12    COPYRIGHTS AND LICENSES

§ 12.1 Drawings, specifications, and other documents furnished by the Design-Builder, including those in electronic form, are Instruments of Service. Except as provided for in this Agreement, the Design-Builder, and the Architect, Consultants, Contractors, and any other person or entity providing services or work for any of them, shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and shall retain all common law, statutory and other reserved rights, including copyrights. Submission or distribution of Instruments of Service to meet official regulatory requirements, or for similar purposes in connection with the Project, is not to be construed as publication in derogation of the reserved rights of the Design-Builder and the Architect, Consultants, and Contractors, and any other person or entity providing services or work for any of them.

§ 12.2 The Design-Builder and the Owner warrant that in transmitting Instruments of Service, or any other information, the transmitting party is the copyright owner of such information or has permission from the copyright owner to transmit such information for its use on the Project.

§ 12.3 Upon execution of the Agreement, the Design-Builder grants to the Owner a limited, irrevocable and non-exclusive license to use the Instruments of Service as they are delivered to the Owner from time to time solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, to the extent that the Owner substantially performs its obligations, including payment of undisputed amounts when due, under the Design-Build Documents. The license granted under this section permits the Owner to authorize its consultants and separate contractors to reproduce applicable portions of the Instruments of Service solely and exclusively for use in performing services or construction for the Project. If the Design Builder rightfully terminates this Agreement for cause as provided in Sections 13.1.4 or 13.2.1, the license granted in this 12.3 shall terminate.

§ 12.3.1 The Design-Builder shall obtain non-exclusive licenses from the Architect, Consultants, and Contractors, that will allow the Design-Builder to satisfy its obligations to the Owner under this Article 12. The Design-Builder’s licenses from the Architect and its Consultants and Contractors shall also allow the Owner, in the event this Agreement is terminated for any reason or in the event the Design-Builder’s Architect, Consultants, or Contractors terminate their agreements with the Design-Builder for cause, to have a limited, irrevocable and non-exclusive license solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner agrees to pay to the Architect, Consultant or Contractor all amounts due.

§ 12.3.2 Upon Owner’s payment to Design-Builder for Instruments of Service prepared and provided by the Design-Builder, the Architect, the Consultants, the Contractor, and any other agents of the Design-Builder performing Work on the Project, the Owner shall become the full and sole owner of those Instruments of Service, including the Drawings, Specifications and other deliverables provided by Design-Builder pursuant to this Agreement, and including all common law, statutory and other reserved rights, including copyrights, associated with such Instruments of Service. Design-Builder shall include provisions in Design-Builder’s contracts with the Architect,

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the Consultants, the Contractor, and any other agents of Design-Builder who prepare Instruments of Service for the Project which will permit the Owner to become the owner of the Instruments of Service as contemplated by this Section. In the event the Owner alters the Instruments of Service without the author’s written authorization , the Owner releases and indemnifies the Design Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them from any and all claims and causes of action arising from or relating to such alterations.

ARTICLE 13    TERMINATION OR SUSPENSION

§ 13.1 Termination or Suspension Prior to Execution of the Design-Build Amendment

§ 13.1.1 If the Owner fails to make payments of undisputed amounts to the Design-Builder for Work prior to execution of the Design-Build Amendment in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Design-Builder’s option, cause for suspension of performance of services under this Agreement. If the Design-Builder elects to suspend the Work, the Design-Builder shall give seven days’ written notice to the Owner before suspending the Work. Any adjustment of the Design-Builder’s compensation, the Contract Time, or the Contract Documents shall be made by Change Order. In the event of a suspension of the Work, the Design Builder shall have no liability to the Owner for delay or damage caused by a suspension of the Work. Before resuming the Work, the Design Builder shall be paid all sums due prior to the suspension and any reasonable expenses which Design-Builder substantiates were incurred by Design-Builder in the interruption and resumption of the Design Builder’s Work. The Design Builder’s compensation for and time to complete the remaining Work shall be equitably adjusted.

§ 13.1.2 If the Owner suspends the Project, the Design-Builder shall be compensated for the Work performed prior to notice of such suspension. Any adjustment of the Design-Builder’s compensation, the Contract Time, or the Contract Documents shall be made by Change Order. When the Project is resumed the Design Builder shall be compensated for reasonable expenses which the Design-Builder substantiates were incurred by Design-Builder in the interruption and resumption of the Design Builder’s Work. The Design Builder’s compensation for and time to complete the remaining Work shall be equitably adjusted.

§ 13.1.3 If the Owner suspends the Project for more than 90 cumulative days for reasons other than the fault of the Design Builder, the Design Builder may terminate this Agreement by giving not less than seven days’ written notice.

§ 13.1.4 Either the Owner or the Design-Builder may terminate this Agreement upon not less than seven days’ written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

§ 13.1.5 The Owner may terminate this Agreement upon not less than seven days’ written notice to the Design-Builder for the Owner’s convenience and without cause.

§ 13.1.6 In the event of termination not the fault of the Design-Builder, the Design-Builder shall be compensated for Work properly performed prior to termination, together with Reimbursable Expenses then due and any other expenses directly incurred by the Design-Builder solely as the result of the termination for which the Design-Builder is not otherwise compensated. In no event shall the Design-Builder’s compensation under this Section 13.1.6 be greater than the compensation set forth in Section 2.1.

§ 13.2 Termination or Suspension Following Execution of the Design-Build Amendment

§ 13.2.1 Termination by the Design-Builder

§ 13.2.1.1 The Design-Builder may terminate the Contract if the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder, the Architect, a Consultant, or a Contractor, material and equipment supplier, or their agents or employees, or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

.1    Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;

.2    An act of government, such as a declaration of national emergency that requires all Work to be stopped; or

.3    Because the Owner has not issued a Certificate for Payment and has not notified the Design-Builder of the reason for withholding certification as provided in Section 9.5.1, or because the Owner has not

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made payment of undisputed amounts on a Certificate for Payment within the time stated in the Design-Build Documents.

§ 13.2.1.2 The Design-Builder may terminate the Contract if, through no act or fault of the Design-Builder, the Architect, a Consultant, a Contractor, a material or equipment supplier, or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 13.2.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 13.2.1.3 If one of the reasons described in Section 13.2.1.1 or 13.2.1.2 exists, the Design-Builder may, upon seven days’ written notice to the Owner, terminate the Contract and recover from the Owner payment for Work properly executed prior to the termination, including reasonable overhead and profit thereon in accordance with the Design-Build Documents, and the actual costs directly incurred by the Design-Builder solely by reason of such termination.

§ 13.2.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or any other persons or entities performing portions of the Work under contract with the Design-Builder because the Owner has materially failed to fulfill the Owner’s obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days’ written notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 13.2.1.3.

§ 13.2.2 Termination by the Owner For Cause

§ 13.2.2.1 The Owner may terminate the Contract if the Design-Builder

.1    fails to submit the Proposal by the date required by this Agreement, or if no date is indicated, within a reasonable time consistent with the date of Substantial Completion;

.2    refuses or fails to supply an Architect, or enough properly skilled Consultants, Contractors, or workers or proper materials or to perform the work in a timely manner;

.3    fails to make payment to the Architect, Consultants, Contractors, or material and equipment suppliers for services, materials or labor in accordance with their respective agreements with the Design-Builder;

.4    disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or

.5    becomes insolvent, is adjudged bankrupt, or makes a general assignment for the benefit of creditors, or becomes subject of any voluntary proceeding commenced by the Design-Builder under any statute or law for the relief of debtors;

.6     has a receiver, trustee or liquidator of any of the property or income of the Design-Builder appointed in an involuntary proceeding and is not discharged within 60 days; or

.7    is otherwise guilty of substantial breach of a provision of the Design-Build Documents.

§ 13.2.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder’s surety, if any, seven days’ written notice, terminate employment of the Design-Builder and may, subject to any prior rights of the surety, if any:

.1    Exclude the Design-Builder from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Design-Builder;

.2    Accept assignment of the Architect, Consultant and Contractor agreements pursuant to Section 3.1.15; and

.3    Finish the Work by whatever reasonable method the Owner may deem expedient.

§ 13.2.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 13.2.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ 13.2.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages, including reasonable attorneys’ fees, incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder upon request. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay

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the difference to the Owner upon request. The obligation for such payments shall survive termination of the Contract.

§13.2.2.5 If a court of competent jurisdiction finally determines that termination under this Section 13.2.2 is wrongful, it shall be deemed a termination for convenience under Section 13.2.4 and the Design-Builder’s remedy for such wrongful termination shall be limited to the remedies specified in Section 13.2.4.

§ 13.2.3 Suspension by the Owner for Convenience

§ 13.2.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 13.2.3.2 Any adjustment of the Contract Sum and/or the Contract Time relating to a suspension, delay, or interruption by the Owner under this Section 13.2.3 shall be made by Change Order. No adjustment shall be made to the extent

.1    that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or

.2    that an adjustment is made or denied under another provision of the Contract.

§ 13.2.4 Termination by the Owner for Convenience

§ 13.2.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 13.2.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Design-Builder shall

.1    cease operations as required by the Owner in the notice and use all commercially reasonable efforts to mitigate loss and damages;

.2    take actions necessary, or that the Owner may require, for the protection and preservation of the Work; and,

.3    except for Work required to be performed prior to the effective date of termination stated in the notice, terminate all existing Project agreements, including agreements with the Architect, Consultants, Contractors, and purchase orders, and enter into no further Project agreements and purchase orders; and

.4     deliver all Drawings, Specifications and other necessary information to the Owner.

§ 13.2.4.3 In case of such termination for the Owner’s convenience, the Design-Builder shall be entitled to receive payment for Work properly executed, and the actual costs directly incurred by the Design-Builder solely as a result of such termination.

§13.2.5 GENERAL PROVISIONS CONCERNING TERMINATION

§13.2.5.1 The payments provided in the Section 13.2 shall be the parties sole and exclusive remedies for termination of the Contract or the Design-Builder’s right to proceed with the Work

§13.2.5.2 In the event the Contract or the Design-Builder’s right to proceed with the Work is terminated for any reason by the Owner, the Design-Builder shall (1) make assignments of contracts, agreements, purchase orders, licenses, permits and other documents related to the Project as the Owner may request, (2) deliver to the Owner all books, records, plans, surveys and other documents related to the Project, (3) take such further action as the Owner may reasonably request to minimize delay or expense arising from such termination, and (4) cooperate in the transition to a new design-builder or contractor.

§13.2.5.3 Upon termination, the obligations of the Contract shall continue as to portions of the Work already performed. The provisions of the Contract, which by their nature survive Final Completion of the Work, shall remain in full force and effect after termination.

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ARTICLE 14    CLAIMS AND DISPUTE RESOLUTION

§ 14.1 Claims

§ 14.1.1 Definition. A Claim is a demand or assertion by the Design-Builder seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract or the Project. The term “Claim” also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party pursuing the Claim such substantiation shall be provided promptly and completely. Failure to comply with this Article 14 shall permit denial of a Claim to the fullest extent permitted by law.

§ 14.1.2 Time Limits on Claims. The Owner and Design-Builder shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract or the Project in accordance with the requirements of the binding dispute resolution method selected in Section 1.3, within the time period specified by applicable law. The Owner and Design-Builder waive all claims and causes of action not commenced in accordance with this Section 14.1.2.

§ 14.1.3 Notice of Claims

§ 14.1.3.1 Prior To Final Payment. Except as otherwise provided herein, Claims by either the Owner or Design-Builder must be initiated by written notice to the other party. Any Claims by Design-Builder must be made prior to Final Payment and within 21 days after occurrence of the event giving rise to such Claim.

§ 14.1.3.2 Content of Notice of Claim. Notice of Claim by the Design-Builder shall detail the amounts claimed and provide the following information to permit timely and appropriate evaluation of the claim, determination of responsibility and any remaining opportunity for mitigation. If the Design-Builder is unable to calculate any amount claimed in detail or provide other required information, the Design-Builder shall use all commercially reasonable efforts to provide an estimate of such amount and such information.

.1	Narrative of the circumstances which gave rise to the Claim, including the start date of the event or events involved and the actual, or anticipated, finish date;
.2	Detailed identification of the Work (e.g., activity codes from the construction schedule) affected by the circumstances which gave rise to the Claims;
.3	Detailed calculation of amount of the Claim;
.4

Time impact analysis, consistent with critical path methodology for scheduling and demonstrating the impact to the Design-Builder’s scheduled activities and the actual delay to the critical path of the construction schedule;

.5	Copies of the Design-Builder’s daily log for each day of impact;
.6	Copies of relevant correspondence and other information regarding or supporting Design-Builder entitlement;
.7

Copies of Design-Builder’s payroll records for labor impacts claimed by Design-Builder and any subcontractor affected by the event or events; both Parties, however, agree that this subsection will not apply to the extent that there are agreed upon hourly rates;

.8	Copies of invoices for material impacts claimed by the Design-Builder and any subcontractor and material and equipment supplier affected by the event or events;
.9	Copies of equipment records, or rental invoices, for any equipment, impacts claimed by the Design-Builder and any subcontractor and material and equipment supplier affected by the event or event; and
.10

A statement, signed by an authorized representative of the Design-Builder, certifying that the Claim is made in good faith, the supporting data is accurate and complete to the best of the Design-Builder’s knowledge and belief and the amount, time or other matter requested accurately reflects the entire remedy for the claim and is a fair, reasonable and necessary adjustment for which the Design-Builder believes the Owner is liable in accordance with the Contract Documents.

§ 14.1.4 Continuing Contract Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 13, the Design-Builder shall proceed diligently with performance of the Contract and the Owner shall continue to make payments of undisputed amounts in accordance with the Design-Build Documents.

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§ 14.1.5 Claims for Additional Cost. If the Design-Builder intends to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the portion of the Work that relates to the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 14.1.6 Claims for Additional Time

§ 14.1.6.1 If the Design-Builder intends to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given to the Owner. The Design-Builder’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary. No claim for delay shall be allowed unless it increases the overall critical path duration of the construction schedule in effect at the time of the delay unless the Design-Builder has used all commercially reasonable efforts to offset such delay by making appropriate changes to the other parts of the construction schedule and by using available float.

§ 14.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction.

§ 14.1.7 Claims for Consequential Damages.

Except as otherwise provided herein, the Design Builder and Owner waive Claims against each other for consequential damages arising out of or relating to the Contract. This mutual waiver includes:

.1 damages incurred by the Owner for rental expenses for losses of use, income, profit, financing, business and reputation and for loss of management or employee productivity of the services of such persons; and

.2 damages incurred by the Design Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 13.    Notwithstanding the foregoing, nothing contained in this Section 14.1.7 shall be deemed to waive or preclude Owner’s right to recover an award of liquidated damages, when applicable, pursuant to Section 9.8.7 of this Agreement or Owner’s right to recover any losses or damages, including any consequential damages, that (i) are covered by insurance procured by Design-Builder pursuant to this Agreement, including losses or damages which would be covered by such insurance in the absence of the waiver of consequential damages provided for in this Section 14.1.7; (ii) arise out of or relate to a third party bodily injury or property damage claim which Design-Builder is obligated to indemnify Owner and/or other persons or entities for, from, or against pursuant to the terms of this Agreement; or (iii) Owner incurs from a third party to the extent caused by intellectual property infringement or the failure of the Design-Builder or anyone working at the direction of Design-Builder to comply with applicable law.

§ 14.2 Initial Decision

§ 14.2.1 An initial decision shall be required as a condition precedent to mediation of all Claims between the Owner and Design-Builder initiated in accordance with Article 14 and prior to the date when final payment is due, excluding those arising under Sections 10.3 and 10.4 of the Agreement and Sections B.3.2.9 and B.3.2.10 of Exhibit B to this Agreement, unless 30 days have passed after the Claim has been initiated with no decision having been rendered. Unless otherwise mutually agreed in writing, the Owner shall render the initial decision on Claims.

§ 14.2.2 Procedure

§ 14.2.2.1 .Claims Initiated by the Owner. If the Owner initiates a Claim, the Design Builder shall provide a written response to Owner within ten days after receipt of the notice required under Section 14.1.3.1. Thereafter, the Owner shall render an initial decision within ten days of receiving the Design Builder’s response: (1) withdrawing the Claim in whole or in part; (2) approving the Claim in whole or in part; or (3) suggesting a compromise.

§ 14.2.2.2 Claims Initiated by the Design-Builder. If the Design-Builder initiates a Claim, the Owner will take one or more of the following actions within ten days after receipt of the notice required under Section 14.1.3.1: (1) request additional supporting data, (2) render an initial decision rejecting the Claim in whole or in part, (3) render an initial

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decision approving the Claim, (4) suggest a compromise or (5) indicate that it is unable to render an initial decision because the Owner lacks sufficient information to evaluate the merits of the Claim.

§ 14.2.3 In evaluating Claims, the Owner may, but shall not be obligated to, consult with or seek information from persons with special knowledge or expertise who may assist the Owner in rendering a decision. The retention of such persons shall be at the Owner’s expense.

§ 14.2.4 If the Owner requests the Design-Builder to furnish additional supporting data, the Design-Builder shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Owner when the response or supporting data will be furnished or (3) advise the Owner that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Owner will either reject or approve the Claim in whole or in part.

§ 14.2.5 The Owner’s initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) identify any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.

§ 14.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 14.2.6.1.

§ 14.2.6.1 Either party may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§ 14.2.7 [Intentionally blank]

§ 14.2.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 14.3 Mediation

§ 14.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract or the Project, except those waived as provided for in Sections 9.10.4, 9.10.5, and 14.1.7, shall be subject to mediation as a condition precedent to binding dispute resolution.

§ 14.3.2 The Owner and Design-Builder shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures then in effect. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

§ 14.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction. In no event shall any mediator be permitted to serve as an arbitrator in any arbitration relating to the Project or as a witness in any litigation relating to the Project.

ARTICLE 15    MISCELLANEOUS PROVISIONS

§ 15.1 Governing Law

The Contract shall be governed by the law of the place where the Project is located.

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§ 15.2 Successors and Assigns

§ 15.2.1 The Owner and Design-Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section 15.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 15.2.2 Notwithstanding Section 15.2.1, the Owner reserves the right, upon notice to the Design-Builder, to assign this Agreement to a Kentucky governmental authority in order to facilitate incentive-related financing for the Project or to other persons or other entities who are ready and capable of performing the Owner’s obligations under this Agreement; and notwithstanding such assignment, Owner shall remain liable to Design Builder for all obligations under this Agreement, including but not limited to timely payment Design-Builder shall execute all consents and amendments reasonably required to facilitate such assignment, so long as the assignment reflects Owner’s continuing payment obligations under this Agreement. Owner shall not use such assignment as a defense to any obligation hereunder.

§ 15.2.3 If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute certificates, other than those required by Section 3.1.10, the Owner shall submit the proposed language of such certificates for review at least 7 days prior to the requested dates of execution. If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute consents reasonably required to facilitate assignment to a lender, the Design-Builder, Architect, Consultants, or Contractors shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to them for review at least 7 days prior to execution. The Design-Builder, Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 15.3 Written Notice

Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail, return receipt requested, or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 15.4 Rights and Remedies

§ 15.4.1 Duties and obligations imposed by the Design-Build Documents, and rights and remedies available thereunder, shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law or in equity.

§ 15.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 15.5 Tests and Inspections

§ 15.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Design-Build Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements of laws, statutes, ordinances, codes, rules, or regulations until after this Agreement is signed, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Design-Builder.

§ 15.5.2 If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Section 15.5.1, the Owner will instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice

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to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 15.5.3, shall be at the Owner’s expense.

§ 15.5.3 If such procedures for testing, inspection or approval under Sections 15.5.1 and 15.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure shall be at the Design-Builder’s expense.

§ 15.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ 15.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

§ 15.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 15.6 Confidential Information

If the Owner or Design-Builder transmits Confidential Information, the transmission of such Confidential Information constitutes a warranty to the party receiving such Confidential Information that the transmitting party is authorized to transmit the Confidential Information. If a party receives Confidential Information, the receiving party shall keep the Confidential Information strictly confidential and shall not disclose it to any other person or entity except as set forth in Section 15.6.1.

§ 15.6.1 A party receiving Confidential Information may disclose the Confidential Information as required by law or court order, including a subpoena or other form of compulsory legal process issued by a court or governmental entity. A party receiving Confidential Information may also disclose the Confidential Information to its employees, consultants or contractors in order to perform services or work solely and exclusively for the Project, provided those employees, consultants and contractors are subject to the restrictions on the disclosure and use of Confidential Information as set forth in this Contract. Notwithstanding the foregoing, Design-Builder hereby acknowledges and consents to Owner’s disclosure of this Agreement and the information herein to the extent required by applicable law, Securities & Exchange Commission rules and regulations, or stock exchange rules.

§ 15.7 Capitalization

Terms capitalized in the Contract include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 15.8 Interpretation

§ 15.8.1 In the interest of brevity the Design-Build Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 15.8.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.

§15.8.3 Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable.

§15.8.4 The provisions of the Design-Build Documents shall not be changed, amended, waived, or otherwise modified in any respect except by a writing signed by Owner. No person is authorized on behalf of Owner to orally change, amend, waive, or otherwise modify the terms of the Contract Documents or any of the Design-Builder’s duties or obligations under or arising out of the Contract Documents. Any change, waiver, approval, or consent granted to the Design-Builder shall be limited to the specific matters stated in the writing signed by Owner and shall

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not relieve the Design-Builder of any other of the duties and obligations under the Design-Build Documents. No “constructive” changes shall be allowed.

ARTICLE 16    SCOPE OF THE AGREEMENT

§ 16.1 This Agreement is comprised of the following documents listed below:

.1    AIA Document A141™–2014, Standard Form of Agreement Between Owner and Design-Builder, as modified by the Owner and the Design-Builder

.2    AIA Document A141™–2014, Exhibit A, Design-Build Amendment, if executed

.3    Exhibit B, Design-Builder’s Insurance Requirements and Builder’s Risk Insurance;

.4    Exhibit C, T. Marzetti Company Dressing Plant Expansion Updated GMP Schedule

.5    Exhibit D, Scope of Work Documents, consisting of Design-Builder’s GMP Proposal Amendment dated September 30, 2020 and Design-Builder’s GMP Proposal Scope dated January 24, 2020;

.6    Exhibit E, Design-Builder’s Rates

This Agreement entered into as of the day and year first written above.

« » /s/ Lisa N. Rathburn	« » /s/ Anne Gorham
OWNER (Signature)	DESIGN-BUILDER (Signature)
« »« » Lisa N. Rathburn, VP Engineering	« »« » Anne Gorham, EVP and General Counsel
(Printed name and title)	(Printed name and title)

AIA Document A141TM – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 10:58:43 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		40
User Notes:	(3B9ADA35)

AIA® Document A141TM – 2014

Exhibit A

Design-Build Amendment

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A141TM – 2014 Exhibit A. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:21:59 on 03/23/2018 under Order No. 8697824956 which expires on 06/18/2018, and is not for resale.		1
User Notes:	(3B9ADA33)

This Amendment is incorporated into the accompanying AIA Document A141™–2014, Standard Form of Agreement Between Owner and Design-Builder dated the «13th » day of « November» in the year « 2020 » (the “Agreement”)

(In words, indicate day, month and year.)

for the following PROJECT:

(Name and location or address)

« Dressing Plant Expansion » « 1000 Top Quality Drive Horse Cave, Kentucky 42749»

THE OWNER:

(Name, legal status and address)

« T. Marzetti Company »« » « 380 Polaris Parkway, Suite 400 Westerville, Ohio 43802 »

THE DESIGN-BUILDER:

(Name, legal status and address)

« Gray Construction, Inc. »« » « 10 Quality Drive Lexington, Kentucky 40507 »

The Owner and Design-Builder hereby amend the Agreement as follows.

TABLE	OF ARTICLES

A.1	CONTRACT SUM

A.2	CONTRACT TIME

A.3	INFORMATION UPON WHICH AMENDMENT IS BASED

A.4	DESIGN-BUILDER’S PERSONNEL, CONTRACTORS AND SUPPLIERS

A.5	COST OF THE WORK

ARTICLE A.1    CONTRACT SUM

§ A.1.1 The Owner shall pay the Design-Builder the Contract Sum in current funds for the Design-Builder’s performance of the Contract after the execution of this Amendment. The Contract Sum shall be one of the following and shall not include compensation the Owner paid the Design-Builder for Work performed prior to execution of this Amendment:

(Check the appropriate box.)

[ «   » ]    Stipulated Sum, in accordance with Section A.1.2 below

[ «   » ]    Cost of the Work plus the Design-Builder’s Fee, in accordance with Section A.1.3 below

[ « X » ]    Cost of the Work plus the Design-Builder’s Fee with a Guaranteed Maximum Price, in accordance with Section A.1.4 below

(Based on the selection above, complete Section A.1.2, A.1.3 or A.1.4 below.)

§ A.1.2   [Intentionally blank]

§ A.1.3   [Intentionally blank]

§ A.1.4 Cost of the Work Plus Design-Builder’s Fee With a Guaranteed Maximum Price

§ A.1.4.1 The Cost of the Work is as defined in Article A.5, Cost of the Work.

§ A.1.4.2 The Design-Builder’s Fee:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Design-Builder’s Fee and the method for adjustment to the Fee for changes in the Work.)

« Refer to Design Builder’s GMP Proposal Amendment dated 09/30/2020, which is included with the Scope of Work Documents attached to the Agreement as Exhibit D. The Design-Builder’s Fee is spread across the divisional breakdown items listed on page 2 of the Design-Builder’s GMP Proposal Amendment dated 9/30/20. A breakdown of the Design-Builder’s Fee based on these items is as follows:

Overhead	$3,974,002.00
Profit	$3,477,252.00
Insurance	$993,501.00
AE	$4,899,997.00

Total Fee	$13,344,752.00	»

§ A.1.4.3 Guaranteed Maximum Price

§ A.1.4.3.1 The sum of the Cost of the Work and the Design-Builder’s Fee is guaranteed by the Design-Builder not to exceed « One Hundred Twelve Million Six Hundred Ninety-Four Thousand Eight Hundred Eleven United States Dollars and Zero Cents » ($ « 112,694,811.00» ), subject to an addition by change order for the cost of builder’s risk insurance required under Section 3.1.17 of the Agreement and subject to additions and deductions for changes in the Work as provided in the Design-Build Documents. Costs that would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Design-Builder without reimbursement by the Owner.

(Insert specific provisions if the Design-Builder is to participate in any savings.)

« »

§ A.1.4.3.2 Itemized Statement of the Guaranteed Maximum Price

Provided below is an itemized statement of the Guaranteed Maximum Price organized by trade categories, allowances, contingencies, alternates, the Design-Builder’s Fee, and other items that comprise the Guaranteed Maximum Price.

(Provide information below or reference an attachment.)

« See Scope of Work Documents attached to the Agreement as Exhibit D. Specifically, see price breakdown on page 2 of Design-Builder’s GMP Proposal Amendment dated 9/30/20. »

§ A.1.4.3.3 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Design-Build Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If the Owner is permitted to accept other alternates subsequent to the execution of this Amendment, attach a schedule of such other alternates showing the change in the Cost of the Work and Guaranteed Maximum Price for each and the deadline by which the alternate must be accepted.)

« See Scope of Work Documents attached to the Agreement as Exhibit D. »

§ A.1.4.3.4 Unit Prices, if any:

(Identify item, state the unit price, and state any applicable quantity limitations.)

Item	Units and Limitations	Price per Unit ($0.00)
« »

§ A.1.4.3.5 Assumptions, if any, on which the Guaranteed Maximum Price is based:

« »

§ A.1.5 Payments

§ A.1.5.1 Progress Payments

§ A.1.5.1.1 Based upon Applications for Payment, including all supporting documentation required by the Design-Build Documents, submitted to the Owner by the Design-Builder, the Owner shall make progress payments on account of the Contract Sum to the Design-Builder as provided below and elsewhere in the Design-Build Documents.

§ A.1.5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month. On or before the last day of the month immediately preceding a month in which the Design-Builder will submit an Application for Payment, the Owner and the Design-Builder shall meet to review a preliminary draft of the Application for Payment (the “Pencil Draft”) prepared by the Design-Builder. The Design-Builder will revise the Pencil Draft in accordance with any objection or recommendation of the Owner that is consistent with the requirements of the Design-Build Documents. The revised Pencil Draft shall be submitted by the Design-Builder as the Application for Payment in accordance with the Design-Build Documents. If the revised Pencil Draft does not conform to any objection or recommendation of the Owner to the Pencil Draft, the Design-Builder shall submit a written description of the basis for the lack of conformance in the Application for Payment. Design-Builder shall not issue more than one Application for Payment for any month without Owner’s written consent.

« »

§ A.1.5.1.3 Provided that an Application for Payment is received not later than the « 5th» day of the month, the Owner shall make payment of undisputed amounts to the Design-Builder not later than the « 5th » day of the « following » month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than « thirty » ( « 30» ) days after the Owner receives the Application for Payment. Amounts unpaid « forty » ( « 40 » ) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Design-Builder.

« 1 » % « per month »

(Federal, state or local laws may require payment within a certain period of time.)

§ A.1.5.1.4 With each Application for Payment, the Design-Builder shall submit all documents required by Section 9.3 of the Agreement, payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Design-Builder on account of the Cost of the Work equal or exceed (1) progress payments already received by the Design-Builder, less (2) that portion of those payments attributable to the Design-Builder’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ A.1.5.1.5 With each Application for Payment, the Design-Builder shall submit the most recent schedule of values in accordance with the Design-Build Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. Compensation for design services, if any, shall be shown separately. The Design-Builder’s Fee shall be shown separately. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule of values, unless objected to by the Owner, shall be used as a basis for preparing and reviewing the Design-Builder’s Applications for Payment.

§ A.1.5.1.6 In taking action on the Design-Builder’s Applications for Payment, the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Design-Builder and shall not be deemed to have made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Sections A.1.5.1.4 or A.1.5.1.5, or other supporting data; to have made exhaustive or continuous on-site inspections; or to have made examinations to ascertain how or for what purposes the Design-Builder has used amounts previously paid. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s auditors acting in the sole interest of the Owner.

§ A.1.5.1.7 Except with the Owner’s prior approval, the Design-Builder shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ A.1.5.2 [Intentionally blank]

§ A.1.5.3 [Intentionally blank]

§ A.1.5.4 Progress Payments—Cost of the Work Plus a Fee with a Guaranteed Maximum  Price

§ A.1.5.4.1 Applications for Payment where the Contract Sum is based upon the Cost of the Work Plus a Fee with a Guaranteed Maximum Price shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Design-Builder on account of that portion of the Work for which the Design-Builder has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ A.1.5.4.2 Subject to other provisions of the Design-Build Documents, the amount of each progress payment shall be computed as follows:

.1

Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 6.3.9 of the Agreement.

.2

Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3

Add the Design-Builder’s Fee, less retainage of « ten » percent ( « 10 » %) until 50% of the Project is complete and thereafter 5% shall be retained in accordance with Kentucky law. The Design-Builder’s Fee shall be computed upon the Cost of the Work at the rate stated in Section A.1.4.2 or, if the Design-Builder’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4

Subtract retainage of « ten » percent ( « 10 » %) until 50% of the Project is complete and thereafter 5% shall be retained in accordance with Kentucky law from that portion of the Work that the Design-Builder self-performs;

.5	Subtract the aggregate of previous payments made by the Owner;
.6

Subtract the shortfall, if any, indicated by the Design-Builder in the documentation required by Section A.1.5.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and

.7	Subtract amounts, if any, for which the Owner has withheld or nullified a payment as provided in Section 9.5 of the Agreement.

§ A.1.5.4.3 The Owner and Design-Builder shall agree upon (1) a mutually acceptable procedure for review and approval of payments to the Architect, Consultants, and Contractors and (2) the percentage of retainage held on agreements with the Architect, Consultants, and Contractors; and the Design-Builder shall execute agreements in accordance with those terms.

§ A.1.5.5 Final Payment

§ A.1.5.5.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Design-Builder not later than 30 days after the Design-Builder has fully performed the Contract and the requirements of Section 9.10 of the Agreement have been satisfied, except for the Design-Builder’s responsibility to correct non-conforming Work discovered after final payment or to satisfy other requirements, if any, which extend beyond final payment.

§ A.1.5.5.2 The Owner’s auditors will review and report in writing on the Design-Builder’s final accounting within 30 days after the Design-Builder delivers the final accounting to the Owner. Based upon the Cost of the Work the Owner’s auditors report to be substantiated by the Design-Builder’s final accounting, and provided the other conditions of Section 9.10 of the Agreement have been met, the Owner will, within seven days after receipt of the written report of the

Owner’s auditors, either issue a final Certificate for Payment, or notify the Design-Builder in writing of the reasons for withholding a certificate as provided in Section 9.5.1 of the Agreement.

ARTICLE A.2    CONTRACT TIME

§ A.2.1 Contract Time, as defined in the Agreement at Section 1.4.13, is the period of time, including authorized adjustments, for Substantial Completion of the Work.

§ A.2.2 The Design-Builder shall achieve Substantial Completion of the Work not later than « July 14, 2022.

« »

Portion of Work	Substantial Completion Date
« »

, subject to adjustments of the Contract Time as provided in the Design-Build Documents.

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time or for bonus payments for early completion of the Work.)

« »

ARTICLE A.3    INFORMATION UPON WHICH AMENDMENT IS BASED

§ A.3.1 The Contract Sum and Contract Time set forth in this Amendment are based on the following:

§ A.3.1.1 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
« »

§ A.3.1.2 The Specifications:

(Either list the specifications here or refer to an exhibit attached to this Amendment.)

« See Scope of Work Documents attached to the Agreement as Exhibit D »

Section	Title	Date	Pages
« »

§ A.3.1.3 The Drawings:

(Either list the drawings here or refer to an exhibit attached to this Amendment.)

« See Scope of Work Documents attached to the Agreement as Exhibit D Attachments for Architectural, MP-FP, Structural, Civil, General, Process, and Refrigeration Drawings »

Number	Title	Date
« »

§ A.3.1.4 The Sustainability Plan, if any:

(If the Owner identified a Sustainable Objective in the Owner’s Criteria, identify the document or documents that comprise the Sustainability Plan by title, date and number of pages, and include other identifying information. The Sustainability Plan identifies and describes the Sustainable Objective; the targeted Sustainable Measures; implementation strategies selected to achieve the Sustainable Measures; the Owner’s and Design-Builder’s roles and responsibilities associated with achieving the Sustainable Measures; the specific details about design reviews, testing or metrics to verify achievement of each Sustainable Measure; and the Sustainability Documentation required for the Project, as those terms are defined in Exhibit C to the Agreement.)

Title	Date	Pages
« N/A »

Other identifying information:

« »

§ A.3.1.5 Allowances and Contingencies:

(Identify any agreed upon allowances and contingencies, including a statement of their basis.)

.1	Allowances

« See Scope of Work attached to the Agreement as Exhibit D »

.2	Contingencies

« »

§ A.3.1.6 Design-Builder’s assumptions and clarifications:

« See Scope of Work Documents attached to the Agreement as Exhibit D »

§ A.3.1.7 Deviations from the Owner’s Criteria as adjusted by a Modification:

« N/A »

§ A.3.1.8 To the extent the Design-Builder shall be required to submit any additional Submittals to the Owner for review, indicate any such submissions below:

« »

ARTICLE A.4     DESIGN-BUILDER’S PERSONNEL, CONTRACTORS AND SUPPLIERS

§ A.4.1 The Design-Builder’s key personnel are identified below:

(Identify name, title and contact information.)

.1	Site Manager

« James Schultz »

.2	Project Executive

« Jason Uhls »

.3	Others

« Project Manager – Greg Goad

Project Director – Brad Cannon

Senior Design Manager – Scott Simmons

Principal Engineer – James Johnson »

§ A.4.2 The Design-Builder shall retain the following Consultants, Contractors and suppliers, identified below:

(List name, discipline, address and other information.)

« »

ARTICLE A.5    COST OF THE WORK

§ A.5.1 Cost To Be Reimbursed as Part of the Contract

§ A.5.1.1 Labor Costs

§ A.5.1.1.1 Wages of construction workers directly employed by the Design-Builder to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops.

§ A.5.1.1.2 With the Owner’s prior approval, wages or salaries of the Design-Builder’s supervisory and administrative personnel when stationed at the site.

(If it is intended that the wages or salaries of certain personnel stationed at the Design-Builder’s principal or other offices shall be included in the Cost of the Work, identify below the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

Person Included	Status (full-time/part-time)	Rate ($0.00)	Rate (unit of time)
Design-Builder’s Rates are
attached as to the Agreement as Exhibit E.

§ A.5.1.1.3 With the Owner’s prior approval, wages and salaries of the Design-Builder’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ A.5.1.1.4 Costs paid or incurred by the Design-Builder for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Section A.5.1.1.

§ A.5.1.1.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Design-Builder or paid to the Architect or any Consultant, Contractor or supplier, with the Owner’s prior approval.

§ A.5.1.2 Contract Costs. Payments made by the Design-Builder to the Architect, Consultants, Contractors and suppliers in accordance with the requirements of their subcontracts.

§ A.5.1.3 Costs of Materials and Equipment Incorporated in the Completed Construction

§ A.5.1.3.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ A.5.1.3.2 Costs of materials described in the preceding Section A.5.1.3.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Design-Builder. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ A.5.1.4 Costs of Other Materials and Equipment, Temporary Facilities and Related Items

§ A.5.1.4.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Design-Builder shall mean fair market value.

§ A.5.1.4.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Design-Builder-owned item may not exceed the purchase price of any comparable item. Rates of Design-Builder-owned equipment and quantities of equipment shall be subject to the Owner’s prior approval. Rental rates for Design-Builder or Contractor owned equipment shall not exceed those published in the current edition of Compilation of Rental Rates for Construction Equipment prepared by Associated Equipment Distributors, Oak Brook, Illinois.

§ A.5.1.4.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ A.5.1.4.4 Costs of document reproductions, electronic communications, postage and parcel delivery charges, dedicated data and communications services, teleconferences, Project websites, extranets and reasonable petty cash expenses of the site office.

§ A.5.1.4.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, with the Owner’s prior approval.

§ A.5.1.5 Miscellaneous Costs

§ A.5.1.5.1 Premiums for that portion of insurance and bonds required by the Design-Build Documents that can be directly attributed to the Contract. With the Owner’s prior approval self-insurance for either full or partial amounts of the coverages required by the Design-Build Documents.

§ A.5.1.5.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Design-Builder is liable.

§ A.5.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Design-Builder is required by the Design-Build Documents to pay.

§ A.5.1.5.4 Fees of laboratories for tests required by the Design-Build Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 15.5.3 of the Agreement or by other provisions of the Design-Build Documents, and which do not fall within the scope of Section A.5.1.6.3.

§ A.5.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Design-Build Documents; the reasonable costs of defending suits or claims for infringement of patent rights arising from such requirement of the Design-Build Documents; and payments made in accordance with legal judgments against the Design-Builder resulting from such suits or claims and payments of settlements made with the Owner’s consent, unless the Design-Builder knew or should have known of the infringement before use thereof. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Design-Builder’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the second to last sentence of Section 3.1.13.2 of the Agreement or other provisions of the Design-Build Documents, then they shall not be included in the Cost of the Work.

§ A.5.1.5.6 With the Owner’s prior approval, costs for electronic equipment and software directly related to the Work.

§ A.5.1.5.7 Deposits lost for causes other than the Design-Builder’s negligence or failure to fulfill a specific responsibility in the Design-Build Documents.

§ A.5.1.5.8 With the Owners prior approval, which shall not be unreasonably withheld, legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Design Builder, reasonably incurred by the Design Builder after the execution of the Agreement and in the performance of the Work.

§ A.5.1.5.9 With the Owner’s prior approval, expenses incurred in accordance with the Design Builder’s standard written personnel policy, for relocation and temporary living allowances of the Design Builder’s personnel required for the Work..

§ A.5.1.5.10 With the Owner’s prior approval, that portion of the reasonable expenses of the Design-Builder’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ A.5.1.6 Other Costs and Emergencies

§ A.5.1.6.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ A.5.1.6.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.

§ A.5.1.6.3 Costs of repairing or correcting damaged Work executed by the Design-Builder, Contractors or suppliers, provided that such damaged Work was not caused by negligence or failure to fulfill a specific responsibility of the Design-Builder and only to the extent that the cost of repair is not recovered by the Design-Builder from insurance, sureties, Contractors, suppliers, or others.

§ A.5.1.7 Related Party Transactions

§ A.5.1.7.1 For purposes of Section A.5.1.7, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Design-Builder; any entity in which any stockholder in, or management employee of, the Design-Builder owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Design-Builder. The term “related party” includes any member of the immediate family of any person identified above.

§ A.5.1.7.2 If any of the costs to be reimbursed arise from a transaction between the Design-Builder and a related party, the Design-Builder shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Design-Builder shall procure the Work, equipment, goods or service from the related party, as a Contractor, according to the terms of Section A.5.4. If the Owner fails to authorize the transaction, the Design-Builder shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Section A.5.4.

§ A.5.2 Costs Not to Be Reimbursed as Part of this Contract

The Cost of the Work shall not include the items listed below:

.1

Salaries and other compensation of the Design-Builder’s personnel stationed at the Design-Builder’s principal office or offices other than the site office, except as specifically provided in Section A.5.1.1;

.2	Expenses of the Design-Builder’s principal office and offices other than the site office;
.3	Overhead and general expenses, except as may be expressly included in Section A.5.1;
.4	The Design-Builder’s capital expenses, including interest on the Design-Builder’s capital employed for the Work;
.5

Except as provided in Section A.5.1.6.3 of this Agreement, costs due to the negligence or failure of the Design-Builder, Contractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

.6	Any cost not specifically and expressly described in Section A.5.1; and
.7	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article A.5 or elsewhere in the Design-Build Documents, the Design-Builder shall not be entitled to any duplication of payment in the event that any particular costs can be characterized as falling into more than one category.

§ A.5.3 Discounts, Rebates, and Refunds

§ A.5.3.1 . The Design-Builder shall take affirmative steps to ensure that it takes full advantage of any and all available discounts, rebates, refunds and returns. All Owner-funded cash discounts shall accrue to the Owner and shall reduce the Contract Sum, and the Design-Builder shall notify the Owner of the availability of such cash discounts in order that the Owner may make funds available therefor. Failure of the Owner to fund such discounts shall leave payment discounts to the discretion of the Design-Builder. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment shall be credited to the Owner and shall reduce the Contract Sum and the Design-Builder shall endeavor to make provisions for the securing thereof. The Design-Builder shall notify the Owner of any discount programs in which the Design-Builder participates that result in future rebates on account of quantity purchases or other factors. To the extent such cost reductions apply to materials or equipment included in the Contract Sum, such reductions shall be credited to the Owner and shall reduce the Contract Sum, and in the event such rebates occur following Final Payment, the Design-Builder shall remit payment to the Owner for the share of such rebate attributable to the Project.

§ A.5.3.2 Amounts that accrue to the Owner in accordance with Section A.5.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

§ A.5.4 Other Agreements

§ A.5.4.1 When a specific bidder (1) is recommended to the Owner by the Design-Builder; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Design-Build Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Design-Builder may request that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Design-Builder and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ A.5.4.2 Agreements between the Design-Builder and Contractors shall conform to the applicable provisions of the Design-Build Documents, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If an agreement between the Design Builder and a Contractor is awarded on a cost plus a fee basis, the Design-Builder shall provide in the agreement for the Owner to receive the same audit rights with regard to the Cost of the Work performed by the Contractor as the Owner receives with regard to the Design-Builder in Section A.5.5, below.

§ A.5.4.3 The agreements between the Design-Builder and Architect and other Consultants identified in the Agreement shall be in writing. These agreements shall be promptly provided to the Owner upon the Owner’s written request.

§ A.5.5 Accounting Records

The Design-Builder shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under the Contract and to substantiate all costs incurred. The accounting and control systems shall be in accordance with generally accepted accounting practices. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Design-Builder’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Contractor’s proposals, purchase orders, vouchers, memoranda and other data relating to the Contract. The Design-Builder shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law. Agreed hourly rates, fee and lump sum subcontracts shall not be subject to audit.

§ A.5.6 Relationship of the Parties

The Design-Builder agrees with the Owner to exercise the Design-Builder’s skill and judgment in furthering the interests of the Owner; to furnish efficient construction administration, management services and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests.

This Amendment to the Agreement entered into as of the day and year first written above.

« » /s/ Lisa N. Rathburn	« » /s/ Anne Gorham
OWNER (Signature)	DESIGN-BUILDER (Signature)
« »« » Lisa N. Rathburn, VP Engineering	« »« » Anne Gorham, EVP and General Counsel
(Printed name and title)	(Printed name and title)